Exhibit 10.2

Certain confidential information contained in this document, marked by [*****], has been omitted because it is not material and would likely cause competitive harm to Cullinan Oncology, Inc. if publicly disclosed.

CO-DEVELOPMENT AGREEMENT

BY AND BETWEEN

TAIHO ONCOLOGY, INC.

AND

CULLINAN ONCOLOGY, INC.

1

Table of Contents

ARTICLE I DEFINITIONS 1

ARTICLE II MANAGEMENT OF COLLABORATIVE ACTIVITIES 22

2.1 Joint Steering Committee 22

2.2 Joint Development Committee 23

2.3 Joint Commercialization Committee 23

2.4 Working Groups 24

2.5 Membership 26

2.6 Decision-Making. 26

2.7 Meetings of the JSC, JDC, JCC and Working Groups 28

2.8 Discontinuation of Joint Committees 29

2.9 Alliance Managers 29

ARTICLE III LICENSE GRANTS 29

3.1 Taiho Grants 29

3.2 Restriction on Licensing 30

3.3 Retention of Rights 30

3.4 No Other Development 30

ARTICLE IV DEVELOPMENT 30

4.1 General 30

4.2 GDP; Amendments; Development Responsibilities 31

4.3 Manner of Performance; Reports 33

4.4 Regulatory Submissions and Regulatory Approvals 35

4.5 Disclosure of Know-How 38

4.6 Safety Reporting 38

4.7 Costs of Joint Development 39

ARTICLE V COMMERCIALIZATION 45

5.1 Commercialization Efforts 45

5.2 Cullinan Co-Promotion Option of Collaboration Product in the United States 47

ARTICLE VI CMC DEVELOPMENT, MANUFACTURE AND SUPPLY 52

6.1 General 52

6.2 During the Initial Manufacturing Period 53

6.3 After the Manufacturing Transition Period 53

ARTICLE VII FINANCIAL PROVISIONS 54

7.1 U.S 54

7.2 Quarterly Reconciliation and Payments 54

7.3 Existing Third Party Agreement Payments 55

7.4 Audits 56

7.5 Withholding Taxes. 57

7.6 Indirect Taxes 59

7.7 Tax Matters. 59

7.8 Currency Exchange 60

7.9 Late Payments 60

7.10 Resolution of Financial Disputes 60

ARTICLE VIII INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS 61

8.1 Ownership, Disclosure and Assignment of Product Intellectual Property 61

8.2 Prosecution and Maintenance of Patents Globally 61

8.3 Third Party Infringement. 62

8.4 Patent Invalidity Claim 63

8.5 Claimed Infringement 63

8.6 Patent Term Extensions 64

8.7 Trademarks 64

ARTICLE IX CONFIDENTIALITY AND PUBLICITY 65

9.1 Confidential Information 65

9.2 Permitted Disclosures 66

9.3 Recipient Obligations 67

9.4 Confidential Terms 67

9.5 Residual Knowledge 67

9.6 Publications 68

ARTICLE X REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS 68

10.1 Representations of Authority 68

10.2 Consents 68

10.3 No Conflict 68

10.4 Enforceability 69

10.5 Collaboration Activities 69

10.6 Prior Activities 69

10.7 No Warranties 69

10.8 No Debarment 69

10.9 Compliance with Anti-Corruption Laws 70

10.10 Licenses and Permits 71

10.11 No Conflicting Transactions 71

10.12 Maintenance of Taiho Agreements 71

10.13 Compliance with Subcontracts; Cooperation 71

10.14 Data Privacy and Security 71

ARTICLE XI INDEMNIFICATION 72

11.1 General Indemnification By Cullinan 72

11.2 General Indemnification By Taiho 72

11.3 Product Liability Costs 73

3

11.4 Claims for General Indemnification 73

11.5 Conduct of Product Liability Claims 73

ARTICLE XII TERM AND TERMINATION 74

12.1 Term 74

12.2 Termination For Material Breach 74

12.3 Termination for Convenience by Cullinan 76

12.4 Effects of Termination 76

ARTICLE XIII DECISION-MAKING; DISPUTE RESOLUTION 78

13.1 Referral to Senior Executives 78

13.2 Arbitration 78

ARTICLE XIV MISCELLANEOUS 80

14.1 Assignment; Successors 80

14.2 Change of Control; Competing Activities 80

14.3 Choice of Law 82

14.4 Notices 82

14.5 Severability 83

14.6 Integration 83

14.7 Waiver and Non-Exclusion of Remedies 84

14.8 Independent Contractors; No Agency 84

14.9 Submission to Jurisdiction 84

14.10 Execution in Counterparts; Facsimile Signatures 84

14.11 No Consequential or Punitive Damages 85

14.12 Performance by Affiliates 85

14.13 Force Majeure 85

14.14 Further Assurance 85

14.15 Construction 86

Exhibits

Exhibit 1.31 Existing Third Party Agreements

Exhibit 1.35 Financial Exhibit

Exhibit 1.44 Initial Global Development Plan

Exhibit 6.2 Existing Manufacturing Contracts

4

CO-DEVELOPMENT AGREEMENT

This Co-Development Agreement (the “Agreement”) is made and entered into as of the 21st day of June, 2022 (the “Effective Date”) by and between Taiho Oncology, Inc., a Delaware corporation (“Taiho”) and Cullinan Oncology, Inc., a Delaware corporation (“Cullinan”).

INTRODUCTION

WHEREAS, concurrently with the execution of this Agreement, Taiho Pharmaceutical Co., Ltd, an Affiliate of Taiho, has acquired 100% ownership of Cullinan Pearl Corp., a former subsidiary of Cullinan that controlled rights to an Epidermal Growth Factor Receptor (“EGFR”) inhibitor known as TAS6417 or CLN-081 (as defined below, the “Collaboration Compound”), pursuant to a Stock Purchase Agreement between the Parties dated as of May 11, 2022 (the “Stock Purchase Agreement”);

WHEREAS, Cullinan and Taiho believe that continuing a collaboration arrangement between the Parties regarding the Collaboration Compound and the Collaboration Products (each as defined below) would be desirable;

WHEREAS, as part of such a collaboration, the Parties desire to share the Development Costs (as defined below) in support of the Core Dossier (as defined below) for the Collaboration Products and share the Pre-Tax Profit and Loss (as defined below) of the Collaboration Products in the United States, in each case in accordance with the terms and conditions set forth in this Agreement;

WHEREAS, the Parties desire Taiho to Commercialize (as defined below) the Collaboration Products in the United States and OUS Territory, with Cullinan having the option to Co-Promote the Collaboration Products in the United States, in each case in accordance with the terms and conditions set forth in this Agreement;

and

NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, Cullinan and Taiho hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

I.1
“Accounting Standards” means, with respect to a Party or Selling Entity and its Affiliates (a) the United States Generally Accepted Accounting Principles or (b) International Financial Reporting Standards as set forth by the International Financial Reporting Standards Foundation, in each case ((a) and (b)), as such Party or Selling Entity uses for its financial reporting obligations, consistently applied.

I.2
“Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil, criminal or administrative), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.
I.3
“Affiliate” means with respect to any Party, any Person controlling, controlled by or under common control with such Party. For purposes of this Section 1.3, “control” means (i) in the case of a Person that is a corporate entity, direct or indirect ownership of more than 50% of the stock or shares having the right to vote for the election of directors of such Person or (ii) in the case of a Person that is an entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, (a) Affiliates of Cullinan shall exclude any entity controlled by MPM Capital (other than Cullinan and any Person that is controlled by Cullinan); and (b) Affiliates of Taiho shall exclude any Person that is controlled by Otsuka Holdings Co. Ltd., having offices at 2-9 Kanda-Tsukasamachi, Chiyoda-ku, Tokyo 101-0048 Japan (other than Taiho and any Person that is controlled by Taiho).
I.1
“Allowable Overruns” means any amount that is (a) up to (but not exceeding) [*****] above the budgeted or approved amount for a Calendar Year, on a year-to-date basis, set forth in the Development Budget or U.S. Commercialization Budget, as applicable, (the applicable “Budget”) in aggregate (and not on an activity-by-activity basis) for such Calendar Year; provided that such amount is not attributable to a breach of this Agreement or (b) approved by the Parties (either before or after such amounts are incurred), which approval shall not be unreasonably withheld to the extent the Development Cost or Allowable Expenses in excess of the applicable Budget were not within the reasonable control of the Party (or Party’s Affiliate) incurring such amount (e.g. because of patient enrollment delays).
I.2
“Business Day” means a day that is not a Saturday, Sunday or day on which banking institutions in Boston, Massachusetts or Japan are authorized by Law to remain closed.
I.3
“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.
I.4
“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.
I.1
“[*****] CMC Costs” means all amounts paid by Cullinan Pearl Corp. under [*****].

I.5
“Clinical Investigation Laws” means Laws relating to human clinical investigations, including 21 C.F.R. Parts 50, 54, 56 and 312, and then-current Good Clinical Practice, each as in effect and as amended from time to time.
I.6
“Clinical Studies” means collectively any study in which human subjects are dosed with a Collaboration Product, whether approved or investigational, in each case within the Field.
I.7
“CMC Development Costs” means [*****].
I.8
“CMC Development” means activities related to development of processes, methods or other items used in connection with the Manufacture of the Collaboration Products, including: test method development and stability testing, process development and improvement, process validation, process scale-up, formulation development, delivery system development, quality assurance and quality control development, and other related activities, in each case pertaining to Development of a process, method or other item used in connection with the Manufacture of a Collaboration Product.
I.9
“Commercialization” or “Commercialize” means activities related to obtaining pricing and reimbursement approvals, marketing, promoting, distributing, importing, selling or offering for sale a product, interacting with Regulatory Authorities regarding any of the foregoing other than for obtaining Regulatory Approval, conducting recalls or the like with respect to the Collaboration Products, including obtaining National Drug Code (“NDC”) numbers, selecting and obtaining Product Trademarks, designing trade dress and packaging (including the testing and obtaining approval thereof), conducting Optional Non-Registration Studies and conducting Early Access Programs. Commercialization shall not include any activities related to Development or Manufacturing.
I.10
“Commercially Reasonable Efforts” means such efforts that are consistent with [*****].
I.11
“Core Dossier” means the Data intended for use in obtaining Regulatory Approval of the Collaboration Product in the U.S., including to the extent generated in countries other than the U.S. For clarity, Data included in the Core Dossier may be used in support of obtaining Regulatory Approval of a Collaboration Product outside of the U.S. and such use shall not alter the sharing of Development Costs to generate such Data set forth in Section 4.7.1 (e.g., the study to generate such Data shall not be considered a Country-Specific Development Activity).
I.12
“Collaboration Compound” means the chemical compound coded by Taiho as TAS6417, also sometimes referred to as CLN-081.
I.1
“Collaboration Product” means (a) the product containing the Collaboration Compound that, as of the signing of the Stock Purchase Agreement, is the subject of [*****] described in the Initial GDP (the “Initial Collaboration Product”) or any product containing the Collaboration Compound that is Developed under the GDP in replacement of Development of the Initial Collaboration Product (a “Replacement Collaboration Product”), including such product resulting from the reformulation activities being conducted by Taiho as described in the Initial GDP and (b) any Compound Product for which Cullinan provides a New Product Opt-In Notice pursuant to Section 4.7.8.
I.13
“Combination Product” means a Collaboration Product that is sold in the form of a combination containing or comprising a Collaboration Compound together with one or more other therapeutically active pharmaceutical agents (whether coformulated or copackaged or otherwise sold for a single price) (such additional therapeutically active pharmaceutical agent, an “Other Component”); or defined as a “combination product” by the FDA pursuant to 21 C.F.R. §3.2(e) or its foreign equivalent (but, in any event, excluding devices, drug delivery vehicles, adjuvants, solubilizers and excipients) or otherwise sold together with any other product or service.
I.14
“Compound Product” means any product, other than the Initial Collaboration Product and any Replacement Collaboration Product, containing the Collaboration Compound, whether as the sole active ingredient or in combination with one or more Other Components, and in any form, presentation, formulation, dosage strength, or method of delivery.
I.15
“Country-Specific Development Activities” means studies, outside and separate from those for generation of the Core Dossier, that are specific to obtaining Regulatory Approvals of a Collaboration Product only in countries outside the United States. For clarity, if a study is directed to generating Data intended for use in obtaining Regulatory Approval of a Collaboration Product in the U.S. and the same study (either conducted as part of one unified Clinical Study or separately but concurrently in accordance with a common Clinical Study protocol) generates Data specifically for use in obtaining Regulatory Approval of a Collaboration Product in a country other than the U.S., then such study shall not be a Country-Specific Development Activity.
I.16
“Data” means any and all research data, results, pharmacology data, medicinal chemistry data, preclinical data, clinical data (including investigator reports (both preliminary and final), statistical analysis, expert opinions and reports, safety and other electronic databases), in any and all forms, including files, reports, raw data, source data (including patient medical records and original patient report forms, but excluding patient-specific data to the extent required by applicable Laws) and the like, in each case directed to, or used in the Development, Manufacture or Commercialization of any Collaboration Product hereunder.
I.1
“Data Security and Privacy Laws” shall mean all applicable Laws related to data protection and privacy, including, to the extent applicable, the EU Data Protection Laws, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, the California Consumer Privacy Act of 2018 (CCPA), the Federal Trade Commission Act and relevant state law equivalents, and any supranational, federal, state, or national legislation relating to the processing of Personally Identifiable Information, data security, or privacy that is applicable to a Party.
I.2
“Development” or “Develop” means non-clinical and clinical research and drug development activities, including toxicology, pharmacology and other discovery efforts, test method development and stability testing, assay development, cell line development, CMC

Development, statistical analysis, Clinical Studies (including Post-Approval Required Studies but excluding Optional Non-Registration Studies), regulatory affairs, and Regulatory Approval and Clinical Study regulatory activities (excluding regulatory activities directed to obtaining pricing and reimbursement approvals) and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval and, to the extent not included in the foregoing, any other activities set out in the Global Development Plan, provided that the Parties agree that Optional Non-Registration Studies may be included in the Global Development Plan for purposes of planning but such studies shall not be considered Development activities.
I.17
“Development Budget” means the budget for conducting Development of the Collaboration Products (including CMC Development and Manufacturing activities performed in connection therewith) in support of the Core Dossier pursuant to the GDP as developed by the JDC and approved by the JSC in accordance with Section 4.2.2, which budget shall be updated and amended concurrently with the GDP in accordance with Section 4.2.3.
I.18
“Development Costs” means FTE Costs and Out-of-Pocket Costs incurred by the Parties and their Affiliates in connection with Development of the Collaboration Products in the Field in support of the Core Dossier, in each case to the extent incurred in accordance with this Agreement in performance of the GDP as follows:

[*****]

I.19
“Drug Regulation Laws” means Laws regulating the distribution of biologics, drugs and pharmaceutical products, including the FFDCA, the Prescription Drug Marketing Act of 1987, the federal Controlled Substances Act, 21 U.S.C. § 801 et. seq., and rules and regulations issued by the FDA, as well as similar Laws in the OUS Territory, each as in effect and as amended from time to time.
I.20
“Early Access Program” or “EAP” means any program to provide patients with a Collaboration Product prior to Regulatory Approval and prior to First Commercial Sale in the United States. Early Access Programs include Treatment INDs / Protocols, named patient programs and compassionate use programs and similar programs in other countries. For clarity, an EAP with respect to a Collaboration Product may continue to be performed following Regulatory Approval of such Collaboration Product and costs may continue to be incurred in accordance with the performance of such EAP after Regulatory Approval.
I.21
“EMA” means the European Medicines Agency or any successor agency thereto and, with respect to any Regulatory Approval in the European Union, references to the EMA for purposes of this Agreement shall be deemed to include the European Commission.

I.22
“European Union” or “EU” means the countries of the European Union, as it is constituted on the Effective Date and as it may be altered from time to time after the Effective Date.
I.23
“EU Data Protection Law” (a) the GDPR along with its implementing legislation; (b) the Privacy and Electronic Communications Directive 2002/58/EC as amended and implemented through national legislation; (c) the UK Data Protection Act 2018 (“UK DPA”), the UK General Data Protection Regulation as defined by the UK DPA and amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (SI 2019/419), and the Privacy and Electronic Communications Regulations 2003; (d) any equivalent legislation in any jurisdiction in which either Party is established; and (e) any relevant law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding instrument which implements any of the above or which otherwise relates to data protection, privacy or the use of personal data, in each case as applicable and in force from time to time, and as amended, consolidated, re-enacted or replaced from time to time.
I.24
“Existing Third Party Agreements” means the agreements listed on Exhibit 1.31.
I.25
“FDA” means the United States Food and Drug Administration or any successor agency thereto.
I.26
“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
I.27
“Field” means any use or purpose, including the treatment, palliation, diagnosis or prevention of any human disease.
I.28
“Financial Exhibit” means Exhibit 1.35 attached hereto, as the same may be amended from time to time by written agreement of the Parties.
I.29
“First Commercial Sale” means, with respect to a Collaboration Product in the United States, the first commercial sale of such Collaboration Product in the Field in the United States following Regulatory Approval of such Collaboration Product in the United States. Sales for Clinical Study purposes, Early Access Programs or similar uses shall not constitute a First Commercial Sale. In addition, sales of a Collaboration Product by and between a Party and its Affiliates, or between the Parties (or their respective Affiliates), shall not constitute a First Commercial Sale.
I.2
[*****]
I.3
[*****]

I.30
“Force Majeure Event” shall mean any acts or events beyond a Party’s reasonable control, including strikes or other labor disturbances, lockouts, insurrections, riots, quarantines, epidemics, pandemics and other communicable disease outbreaks, government actions, acts of God, embargoes, wars, acts of war (whether war be declared or not), acts of terrorism, fires, earthquakes, floods or storms, or impossibility to obtain materials, components, drug substance, drug product, utilities, equipment, supplies, fuel or other required materials.
I.31
“FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year directly performing activities for a Collaboration Product, based on [*****] person-hours per year, pro-rated, on a fractional basis, as necessary. Any person who works less than full time directly performing activities for a Collaboration Product shall be treated as an FTE on a pro rata basis based upon the proportion of work done directly performing activities for a Collaboration Product relative to one (1) full time employee. The Parties shall utilize fractions of FTEs, as applicable.
I.32
“FTE Costs” means, as applicable with respect to any period, the FTE Rate multiplied by the number of FTEs performing Development, Manufacture or Commercialization activities under this Agreement, respectively, during such period.
I.33
“FTE Rate” means [*****].
I.34
“GDPR” shall mean Regulation 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data.
I.3
“Global Development Plan” or “GDP” means the plan for the Parties’ worldwide Development activities with respect to the conduct of Clinical Studies of a Collaboration Product in support of the Core Dossier, and any CMC Development, pre-clinical studies, IND transfer or other activities pertaining to or useful for the Development of the Collaboration Product for the United States or Manufacturing in support of such Development, including the associated Development Budget, as amended from time to time in accordance with the terms of this Agreement. The initial GDP is attached hereto as Exhibit 1.44 (“Initial GDP”).
I.35
“Good Clinical Practice” or “GCP” means (a) the then-current good clinical standards, practices and procedures promulgated or endorsed by the FDA or other Governmental Authority, as set forth in the guidelines adopted by the ICH, titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” (or any successor document), (b) the Declaration of Helsinki (2013) as last amended at the 64th World Medical Association in October 2013 and any further amendments or clarifications thereto and (c) related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, to the extent such standards are not less stringent than United States good clinical standards, in each case (a) – (c) as may be amended and applicable from time to time.

I.36
“Good Laboratory Practice” or “GLP” means the then-current good laboratory standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA, or other Regulatory Authority applicable to the Territory, to the extent such standards are not less stringent than United States good laboratory standards, in each case, as may be amended and applicable from time to time.
I.37
“Good Manufacturing Practice” or “GMP” means all applicable Good Manufacturing Practices, including: (a) the applicable part of quality assurance to ensure that products are consistently produced and controlled in accordance with the quality standards appropriate for their intended use, as defined in European Commission Directive 2003/94/EC laying down the principles and guidelines of good manufacturing practice; (b) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Sections 210, 211, 601, 610 and 820; (c) the Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products; (d) the principles detailed in the ICH Q7A guidelines; and (e) the equivalent Laws in any relevant country, in each case, as may be amended and applicable from time to time.
I.38
“Governmental Authority” means any federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body in the United States or any other country in the Territory.
I.39
“Government Health Care Programs” means the Medicare program (Title XVIII of the Social Security Act), the Medicaid program (Title XIX of the Social Security Act), TRICARE (10 U.S.C. § 1071 et seq.), the Federal Employee Health Benefits Program, and the Federal Supply Schedule in each case in the United States, and other federal, state and local governmental health care plans and programs.
I.40
“Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.
I.41
“Health Care Laws” means Laws relating to: (a) Government Health Care Programs, including the federal Medicare statute (Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh, including the amendments implemented by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 and the Medicare Improvements for Patients and Providers Act of 2008), the federal Medicaid statute (Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v), the Veterans Health Care Act of 1992 and the federal TRICARE statute (10 U.S.C. § 1071 et seq.) and federal Laws pertaining to the Federal Employee Health Benefit Program, (b) private healthcare plans, (c) privacy and confidentiality of patient health information and human biological materials, including, in the United States, HIPAA (the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for

Economic and Clinical Health Act, and any regulations promulgated thereunder), (d) fraud and abuse, self-referral, anti-kickback, and false claims laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a- 7b(b)), the federal Physician Self-Referral (Stark) Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), as amended, the federal Exclusion statute (42 U.S.C. § 1320a-7), the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), Beneficiary Inducement Statute (42 U.S.C. § 1320a-7 a(a)(5)), the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152) and the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h); (e) price reporting, government contracting, and the processing of any applicable rebate, chargeback or adjustment, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), VA Federal Supply Schedule (38 U.S.C. § 8126), Medicare average sales price reporting (, 42 U.S.C. § 1395w-3a), the Public Health Service Act, (42 U.S.C. § 201 et. seq.); or under any state, provincial or territorial pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government program, in the case of each of the foregoing clauses, as amended and together with the regulations pursuant to such Laws, and (f) similar Laws in the OUS Territory, each as in effect and as amended from time to time.
I.42
“ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.
I.4
“Indication” means a use of the Collaboration Product in a defined patient population for which (a) a MAA (or extension or supplement thereto) must be filed to obtain a label or label expansion indicating the applicable drug for the treatment of such patient population, and (b) a pivotal Clinical Study not previously submitted to the applicable Regulatory Authority is required for Regulatory Approval.
I.43
“IND” means an Investigational New Drug Application filed with FDA or a similar application filed with an applicable Regulatory Authority outside of the United States such as a clinical trial application or a clinical trial exemption, or any other equivalent regulatory submission, license or authorization.
I.44
“Initiation” or “Initiated” means, with respect to a Clinical Study, the first dosing of the first patient for such trial.
I.45
“Know-How” means (a) any information, whether proprietary or not and whether patentable or not, including ideas, knowledge, practices, instructions, skills, experiences, concepts, formulas, methods, procedures, designs, drawings, compositions, plans, documents, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, analytical and quality control data, Manufacturing data and know how, regulatory data, study designs, and protocols and other Data), inventions, discoveries, works of authorship, assembly procedures, computer programs, records, improvements, modifications, techniques, assays, protocols, formulas, dosage regimens, control assays, assay standards and references, product specifications, marketing, pricing and distribution costs, processes, utilities, formulations, compositions of matter, creations, findings, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how, and trade secrets (in each case, whether or not patentable, copyrightable, or otherwise protectable), and (b) any Materials and information embodied therein.
I.46
“Knowledge” means, with respect to a Party, to the knowledge of such Party’s and its Affiliate’s chief executive officer, president, executive vice-president, any vice president, including the vice president for research, the vice president for product development, the vice president for clinical development, and the vice president for intellectual property, head of regulatory affairs, senior patent counsel, general counsel, or chief medical officer (to the extent the applicable Party employs a person with such a title), or any personnel holding positions equivalent to such job titles.
I.47
“Law” means (a) any federal, state or local or foreign or multinational law, statute, OIG advisory opinion, ordinance, code, rule, regulation, resolution or promulgation, any Government Order, or any requirements of any Regulatory Authority in effect from time to time, or (b) any guideline, guidances, standards, or other requirements having the force or effect of law, in each case, in the United States or any other country in the Territory.
I.2
“Last Agreed Development Budget” means, at a given time, the most recent Development Budget that at such time has been agreed by both Parties through their representatives on the JSC or the Senior Executives pursuant to Section 2.6.2 (without Taiho exercising its final decision-making authority), or established by the Finance Working Group pursuant to Section 4.7.4(b), in each case, including, as applicable any further addition to the Development Budget as a result of Cullinan exercising its Opt-In Right with respect to a New Indication pursuant to Section 4.7.6 or it providing a New Product Opt-In Notice pursuant to Section 4.7.8.
I.5
“MAA” means a New Drug Application as defined in the FFDCA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.
I.48
“Major European Country” means any of the France, Germany, Italy, Spain, or the United Kingdom.
I.49
“Manufacturing” or “Manufacture” means all activities directed to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, serialization, labeling, shipping, and holding of any product, or any component or intermediate thereof, including scale-up, qualification, validation, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control. “Manufacturing” shall have a correlative meaning.
I.50
“Materials” means chemical or biological substances, including any biological or chemical compounds, drug products, patient samples, articles of manufacture, or other materials.

I.3
“Material Core Program Amendment” means an amendment to the GDP (or Development Budget therein), other than a New Collaboration Product Amendment or New Indication Amendment, related to Development activities to obtain Regulatory Approval of a Collaboration Product in the United States for the [*****], [*****] and any Cullinan Opted-In Indication (including any Post-Approval Required Studies conducted in support of the Core Dossier with respect to such Indications) that would result in Development Costs (in aggregate) for a particular Calendar Year exceeding [*****].
I.51
“Net Sales” means [*****]
I.52
“Optional Non-Registration Study” means any a human clinical study that, at the time of Initiation thereof, is not intended for use as a basis for obtaining Regulatory Approval of an Indication with respect to such Collaboration Product and is not a Post-Approval Required Study. Optional Non-Registration Studies include epidemiological studies, modeling and pharmacoeconomic studies, investigator sponsored clinical studies, collaborative combination studies with Third Party sponsors, post-marketing surveillance studies and Clinical Studies to support addition of the Collaboration Product or uses thereof in National Comprehensive Cancer Network guidelines or other treatment guidelines.
I.53
“OUS Territory” means worldwide, excluding the United States.
I.54
“Out-of-Pocket Costs” means amounts paid to Third Party vendors or contractors (a) for services, materials or resources provided by them directly in the performance of activities under the GDP or the U.S. Commercialization Plan, to the extent such services, materials or resources apply directly to a Collaboration Product or (b) paid to Third Parties for other activities not included in determination of Development Costs or Allowable Expenses, but for which sharing of Out-of-Pocket Costs is otherwise specified in this Agreement. For clarity, Out-of-Pocket Costs do not include payments of a Party for internal salaries or benefits, utilities, general office supplies or insurance of such Party.
I.55
“Parties” means Cullinan and Taiho.
I.56
“Party” means either Cullinan or Taiho.
I.57
“Patents” means (a) all national, regional and international patents and patent applications, including provisional and non-provisional patent applications and patent cooperation treaty (PCT) applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including substitutions, divisionals, renewals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including patents-of-addition, revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications

((a), (b), and (c)), and (e) any similar rights, including so-called pipeline protection, inventor’s certificates, and letters patent.
I.58
“Person” means any natural person, corporation, firm, trust, business trust, joint venture, association, organization, company, partnership, limited liability company, or other entity, or any government, or any agency or political subdivisions thereof.
I.6
“Personal Data” shall have the same meaning as in the EU Data Protection Laws.
I.7
“Personally Identifiable Information” means any data or information that identifies or can be used to identify a natural person, including any information defined as “personally identifiable information,” “personal information,” “personal data,” “protected health information,” or “nonpublic personal information” or their equivalents under applicable Data Security and Privacy Laws.
I.59
“Post-Approval Required Study” means a human clinical or nonclinical study or registry initiated after receipt of Regulatory Approval for a Collaboration Product with respect to any Indication for which Regulatory Approval in a country has been received and that is either recommended or required by a Regulatory Authority in such country, or agreed with a Regulatory Authority to be conducted, in each case, as a condition of receiving or maintaining such Regulatory Approval for such country. For clarity, Post-Approval Required Study includes post-marketing commitments negotiated with a Governmental Authority but not required by statute or regulation and/or a mandated study (e.g., pediatric study) that is required as a condition of Regulatory Approval.
I.60
“Prior CDA” means that certain Confidentiality Agreement between Taiho Pharmaceutical Co., Ltd. and Cullinan Oncology, Inc. dated February 2, 2022.
I.61
“Product Intellectual Property” means any and all (i) Know-How (including Data and Materials) that are conceived, made, or generated during the Term by or on behalf of either Party (or both Parties) or their Affiliates, or the Subcontractors and other Third Party contractors of any of them in connection with the Development, Manufacturing, or Commercialization of the Collaboration Compound or Collaboration Product, including, for the avoidance of doubt, inventions described in clause (ii), and (ii) Patents that cover or claim inventions made during the Term by either Party (or both Parties) or their Affiliates, or the Subcontractors and other Third Party contractors of any of them in connection with the Development, Manufacturing, or Commercialization of the Collaboration Compound or Collaboration Product under this Agreement (such Patents described in clause (ii), “Product Patents”).
I.62
“Product Liability Costs” means Out-of-Pocket Costs and FTE Costs incurred directly in connection with Third Party Product Liability Actions resulting from the Development, Manufacture or Commercialization of the Collaboration Product pursuant to this Agreement.
I.63
“Product Trademark(s)” means any trademark(s) and service mark(s) as may be selected by Taiho in accordance with Section 8.7.2 for use in connection with the distribution,

marketing, promotion and sale of a Collaboration Product in the Field anywhere in the world, or accompanying logos, trade dress or indicia of origin.
I.64
“Registration Study” means any Clinical Study which, at the time of Initiation thereof, is intended for use as a basis for obtaining Regulatory Approval of an Indication with respect to a Collaboration Product.
I.65
“Regulatory Approval” means any approval of the applicable Regulatory Authority necessary for the marketing and sale of a product in a country, including the expansion or modification of the label for additional Indications or uses, excluding pricing or reimbursement approvals.
I.66
“Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing and sale of pharmaceutical products in a country, including FDA in the United States and EMA in the EU and successors thereto.
I.67
“Regulatory Filing” means any filing or application with any Regulatory Authority with respect to a Collaboration Product, or its use or potential use in humans, including any documents submitted to any Regulatory Authority and all supporting Data and documentation related thereto, including INDs and MAAs, and all correspondence with any Regulatory Authority with respect to any Collaboration Product (including minutes of any meetings, telephone conferences or discussions with any Regulatory Authority).
I.8
“Relevant Internal Policies” means Taiho’s health care compliance, ethical, reputational, pharmacovigilance, safety, and anti-bribery and anti-corruption policies and other policies on which Sales Representatives are trained pursuant to Section 5.2.10, in each case that Taiho applies to itself and its Affiliates in the conduct of activities under this Agreement.
I.1
[*****]
I.2
[*****]
I.4
“Standard Contractual Clauses” means the Standard Contractual Clauses (Controller to Controller) as set out in Commission Decision of 27 December 2004 amending Decision 2001/497/EC as amended, updated or replaced from time to time (or such other standard data protection clauses as may be adopted or approved by the UK Government or European Commission).
I.5
“Subcontractor” means a Third Party that is performing activities under this Agreement on behalf of or for the benefit of a Party pursuant to a written agreement (such agreement, a “Subcontract”), including contract research organizations, and contract manufacturing organizations.

I.4
“Taiho Intellectual Property” means Taiho Know-How and Taiho Patents collectively.
I.5
“Taiho Know-How” means any Know-How that (a) is necessary or reasonably useful for the Development, Manufacture or Commercialization of a Collaboration Product, (b) that is necessary or reasonably useful for formulation of, or method of Manufacturing or using a Collaboration Product, or (c) is related to the composition of matter of a Collaboration Product, in each case of (a) through (c) that is owned or controlled by Taiho or its Affiliates on the Effective Date or during the Term, including any such Know-How conceived, made, or generated in connection with Taiho’s activities under this Agreement.
I.6
“Taiho Patents” means Patents the subject matter of which relate to, cover, or claim the Development, Manufacture or Commercialization, use, import, or export of a Collaboration Product that are owned or controlled by Taiho or its Affiliates as of the Effective Date or during the Term, including any such Patents relating to, covering, or claiming subject matter conceived, made, or generated in connection with Taiho’s activities under this Agreement.
I.7
“Term” shall mean the period commencing on the Effective Date and ending on the date on which Taiho and its Affiliates and sublicensees have ceased selling or offering for sale all Collaboration Products in the United States.
I.8
“Territory” means the United States and the OUS Territory.
I.9
“Third Party” means any Person other than a Party or any of its Affiliates.
I.68
“Third Party In-License” means any agreement entered into by Taiho or its Affiliate after the Effective Date pursuant to which Taiho obtains a license or other rights to Third Party Technology.
I.69
“Third Party Technology” means Patents, Know-How or materials owned by a Third Party that are necessary or used for the Development, Manufacture or Commercialization of the Collaboration Products in the United States or the conduct of the GDP.
I.70
“United States” or “U.S.” means the United States of America and its territories and possessions.
I.71
“U.S. Commercialization Budget” means the [*****] rolling budget for conducting Commercialization and Manufacture (for Commercialization purposes) of the Collaboration Products in the United States pursuant to the U.S. Commercialization Plan during a given Calendar Year and the [*****] succeeding Calendar Years, as developed by the JCC and approved by the JSC, which budget shall be updated and amended concurrently with the U.S. Commercialization Plan in accordance with Section 5.1.4.
I.72
“U.S. Commercialization Plan” means the Commercialization plan with respect to the Commercialization and Manufacture (for Commercialization purposes) of the Collaboration

Products in the Field in the United States during a given Calendar Year and the two succeeding Calendar Years, as developed by the JCC and approved by the JSC, including the U.S. Commercialization Budget, the pricing strategy for the United States, and annual Net Sales forecasts for the United States, as amended from time to time in accordance with the procedures set forth in this Agreement.
I.73
Additional Definitions. Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
“1974 Convention”	14.3
“AAA”	13.2.1(a)
“Acquirer”	14.2(a)
“ADA Data Use”	4.7.6(c)
“Additional Cure Period”	12.2.2
“Agreement”	Preamble
“Alliance Manager”	2.9
“Allowable Expenses”	Exhibit 1.35
“Anti-Corruption Laws”	10.9.1(a)
“Approved Labeling”	5.2.13(a)
“Audited Site”	4.4.5
“Balancing Payment”	7.2.5(b)
“Breaching Party”	12.2.1
“Budget”	1.4
“Buy Out Payment”	7.3
“CAPA”	4.4.5
“Change of Control”	14.2(c)
“Claim”	11.4.1
“CMOs”	Exhibit 1.35
“Collaboration Losses”	Exhibit 1.35
“CDx Development Costs”	1.25(h)
“Competing Activity”	14.2
“Competing Product”	14.2(c)(ii)
“Confidential Information”	9.1
“Convicted Entity”	10.8(d)
“Convicted Individual”	10.8(d)
“Co-Promote”	5.2.13(b)
“Co-Promotion”	5.2.13(b)
“Co-Promotion Option”	5.2.1
“Co-Promotion Plan”	5.2.2
“Cost of Goods Sold” or “COGS”	Exhibit 1.35
“Cullinan”	Preamble

“Cullinan Core Program Amendment Excess Costs”	4.2.4(c)
“Cullinan Indemnified Parties”	11.2
“Cullinan Opted-In Indication”	4.7.6(a)
“Cullinan Pearl Royalty Agreements”	Exhibit 1.31
“[*****] Royalties”	7.3.1
“Currency Gains and Losses”	7.8.2
“Debarred Entity”	10.8(b)
“Debarred Individual”	10.8(a)
“Detail”	5.2.13(c)
“Development Financial Report”	4.7.2
“Development Reconciliation Procedures”	4.7.2
“Disclosing Party”	9.1
“Distribution Costs”	Exhibit 1.35
“DMF”	4.4.4
“EAP Expenses”	Exhibit 1.35
“Effective Date”	Preamble
“EGFR”	Recitals
“Estimated [*****] Approval Date”	5.2.1
“Excluded Entity”	10.8(c)
“Excluded Individual”	10.8(c)
“Existing Manufacturing Contracts”	6.2
“Existing Third Party Agreement Payments”	7.3
“Expert”	13.2.1(c)
“[*****] Approval”	5.2.1
“Government Official”	10.9.1(b)
“Group”	14.2(c)
“Finance Working Group”	2.4.1
“Financial Report”	7.2.2
“FWG Dispute”	2.6.2
“Indemnified Party”	11.4.1
“Indemnifying Party”	11.4.1
“Independent ADA”	4.7.6(b)
“Independent ADA Cost”	4.7.6(c)
“Indirect Taxes”	7.6
“Infringement Claim”	8.5
“Infringing Product”	8.3.1
“Initial Collaboration Product”	1.17
“Initial GDP”	1.44
“Invalidity Claim”	8.4.1
“JCC”	2.3.1
“JDC”	2.2.1
“Joint Committee”	2.5

“JSC”	2.1.1
“Losses”	11.1
“Manufacturing Transfer”	6.2
“Manufacturing Transition Period”	6.1
“Marketing Expenses”	Exhibit 1.35
“Material Core Program Amendment Excess Costs”	1.64
“Medical Affairs Expenses”	Exhibit 1.35
“New Collaboration Product”	4.7.8
“New Collaboration Product Amendment”	4.7.8(a)
“New Indication”	4.7.6
“New Indication Amendment”	4.7.6(a)
“New Indication Notice”	4.7.6
“New Product Opt-In Notice”	4.7.8
“New Product Opt-In Notice Date”	4.7.8
“New Product Package”	4.7.8
“Non-Breaching Party”	12.2.1
“NSCLC”	1.37
“On-Going Clinical Study”	12.4(f)
“Opt-In Package”	4.7.6(a)
“Opt-In Right”	4.7.6(a)
“Opt-In Right Exercise Notice”	4.7.6(a)
“Opt-In Right Period”	4.7.6(a)
“Other Commercialization Costs”	Exhibit 1.35
“Other Component”	1.18
“Other Income”	Exhibit 1.35
“Paragraph IV Certification”	8.3.2(a)
“Patient Assistance Program Costs”	Exhibit 1.35
“Payee”	7.5.2
“Payor”	7.5.2
“Pharmacovigilance Agreement”	4.6.2
“PPACA”	Exhibit 1.35
“Pre-FCS Excess Expense”	5.1.7
“Pre-FCS Expense Threshold”	5.1.7
“Pre-Tax Profit or Loss”	Exhibit 1.35
“Prior Costs”	4.7.8
“Product Materials”	Exhibit 1.35
“Product Patents”	1.77
“Product Trademark Costs”	8.7.2
“Promotional Materials”	5.2.8
“Prosecute”	8.2
“Recall Expenses”	Exhibit 1.35
“Receiving Party”	9.1

“Reconciliation Procedures”	7.2.1
“Recoupable Excess Costs”	4.7.7
“Regulatory Maintenance Costs”	Exhibit 1.35
“Replacement Collaboration Product”	1.17
“Residual Knowledge”	9.5
“Sales Force FTE Costs”	Exhibit 1.35
“Sales Force FTE Rate”	1.42
“Sales Representative”	5.2.13(d)
“Selling Costs”	Exhibit 1.35
“Selling Entity”	1.65
“Senior Executives”	2.6.2
“Severed Clause”	14.5
“Shared Product Liability Costs”	11.3
“Stock Purchase Agreement”	Introduction
“Subcontract”	1.88
“Supply Cost”	Exhibit 1.35
“Taiho”	Preamble
“Taiho Funded Indication”	4.7.6(b)
“Taiho Indemnified Parties”	11.1
“Tax Action”	7.5.3
“Tax”	7.5.5
“Taxes”	7.5.5
“Technology Transfer Agreement”	6.2
“Termination Notice”	12.2.1
“Third Party Product Liability Action”	11.5.1
“Third Party Technology Costs”	Exhibit 1.35
“UK DPA”	1.30
“Working Group”	2.4

ARTICLE II

MANAGEMENT OF COLLABORATIVE ACTIVITIES
II.1
Joint Steering Committee.
II.1.1
Formation; Purposes and Principles. Within [*****] after the Effective Date, Cullinan and Taiho shall establish a joint steering committee (the “JSC”), comprised of senior executives, to provide high-level oversight and certain decision-making regarding the activities of the Parties under this Agreement. The JSC will not be involved in day-to-day implementation of activities under this Agreement. The purposes of the JSC shall be (i) to review and oversee the overall global Development, Manufacture and U.S. Commercialization of the Collaboration Products in the Field pursuant to this Agreement and (ii) to oversee the JDC, JCC and Finance Working Group and resolve matters on which the JDC, JCC or Finance Working Group are unable to reach unanimous agreement, except as otherwise expressly provided herein. In conducting its activities, the JSC shall operate and make its decisions consistent with the terms of this Agreement.
II.1.2
Responsibilities. The JSC shall have responsibility for the following activities:
(a)
review and approve amendments and updates to the GDP presented by the JDC, including amendments and updates to the Development Budget;
(a)
review and approve the initial U.S. Commercialization Plan, including the initial U.S. Commercialization Budget, and any amendments and updates to the U.S. Commercialization Plan, including the U.S. Commercialization Budget, in each case presented to the JSC by the JCC;
(b)
review and approve the initial Co-Promotion Plan, to the extent Cullinan exercises its Co-Promotion Option, and any amendments and updates to the Co-Promotion Plan presented to the JSC by the JCC; and
(a)
perform such other functions as are assigned to it in this Agreement or as appropriate to further the purposes of this Agreement as agreed in writing by the Parties.
II.2
Joint Development Committee.
II.2.1
Formation; Purposes. Within [*****] after the Effective Date, Cullinan and Taiho shall establish a joint development committee (the “JDC”), which shall report to the JSC and have responsibility for (i) monitoring and facilitating the overall progress of Development activities under this Agreement with respect to the Collaboration Products in the Field in support of the Core Dossier, including oversight of the various budgets (including the Development Budget) and activities, (ii) providing a forum for Taiho to keep Cullinan reasonably informed as to other Development activities with respect the Collaboration Products, and (iii) forming and overseeing additional Working Group(s) from time to time and delegating to such Working Group(s) such operational responsibilities as the JDC may determine necessary or desirable. In conducting its activities, including in the allocation of activities to the Parties under the GDP, the JDC shall operate and make its decisions consistent with the terms of this Agreement.
II.2.2
Specific Responsibilities. In particular, the JDC shall:
(a)
oversee and coordinate the sharing of Know-How and Materials as described in this Agreement;
(b)
oversee the implementation of the GDP for the Development of the Collaboration Products;
(c)
review and update the GDP, including the Development Budget set forth therein and the allocation of Development responsibilities between the Parties, on an annual basis and present to the JSC for review and approval proposed amendments to the GDP, including the Development Budget, in accordance with Section 4.2.3;
(d)
review and approve proposals to enter into Subcontracts for the performance of Development activities in accordance with and as described in Section 4.3.1;
(e)
review and evaluate results from Clinical Studies; and
(f)
perform such other functions as are assigned to it in this Agreement or as are appropriate to further the purposes of this Agreement as agreed in writing by the Parties.
II.3
Joint Commercialization Committee.
II.3.1
Formation; Purposes. No later than [*****] prior to the anticipated First Commercial Sale of a Collaboration Product, Cullinan and Taiho shall establish a joint commercialization committee (the “JCC”), which shall report to the JSC and have responsibility for (i) overseeing the Commercialization of Collaboration Products in the U.S. and the Manufacture of Collaboration Products for such Commercialization, (ii) providing a forum for Taiho to keep Cullinan informed as to other Commercialization activities with respect to the Collaboration Products, including in the OUS Territory to the extent impacting Commercialization in the U.S., and (iii) forming Working Group(s) from time to time and delegating to such Working Group(s) such operational responsibilities as the JCC may from time to time determine necessary or desirable. In conducting its activities, the JCC shall operate and make its decisions consistent with the terms of this Agreement.
II.3.2
Specific Responsibilities. In particular, the JCC shall:
(c)
review and present to the JSC for approval the U.S. Commercialization Plan, including the U.S. Commercialization Budget;
(d)
review and update the U.S. Commercialization Plan, including the U.S. Commercialization Budget set forth therein and, to the extent Cullinan exercises its Co-Promotion Option, the Co-Promotion Plan, on an annual basis (or at such other frequency as the JCC determines) and present to the JSC for review and approval proposed updates and amendments to the U.S. Commercialization Plan, including the U.S. Commercialization Budget, and, as applicable, the Co-Promotion Plan;
(e)
oversee the implementation of the U.S. Commercialization Plan once it has been approved by the JSC;
(f)
consult with Taiho in connection with preparation of the initial Co-Promotion Plan, prepare, review and approve updates to the Co-Promotion Plan, and coordinate the Co-Promotion activities of the Parties in the U.S., in each case, in the event that Cullinan exercises its Co-Promotion Option;

(b)
provide a forum for the discussion of global pricing strategy, as described in Section 5.1.2;
(c)
provide a forum for discussion and exchange of information with respect to the Commercialization of the Collaboration Products in the OUS Territory (including the summaries provided by Taiho) as described in Section 5.1.3; and
(d)
perform such other functions as are assigned to it in this Agreement or as are appropriate to further the purposes of this Agreement as agreed in writing by the Parties.
II.4
Working Groups. From time to time, the JSC, JDC and JCC may establish various working groups (each, a “Working Group”) to oversee particular projects or activities, including the Finance Working Group described below in this Section 2.4, and each such Working Group shall be constituted and shall operate as the JSC, JDC or JCC determines (and, with respect to the Finance Working Group, as set forth in this Agreement).
II.4.1
Finance Working Group. Within [*****] after the Effective Date, Cullinan and Taiho shall establish a joint Finance Working Group (the “Finance Working Group”), which shall report to the JDC with respect to the Development of the Collaboration Products, to the JCC with respect to the Commercialization of the Collaboration Products and to the JSC with respect to the Pre-Tax Profit or Loss in accordance with the Reconciliation Procedures and the Financial Exhibit, and operate in coordination with the various committees and Working Groups. The Finance Working Group shall include individuals from each Party with reasonable expertise in the areas of accounting, cost allocation, budgeting and financial reporting. The Finance Working Group shall be responsible for:
(a)
coordinating and conducting the accounting, reporting, reconciliation and other related activities assigned to it as set forth in this Agreement and the Financial Exhibit,
(b)
advising and providing support to the JSC and the other committees with respect to financial, accounting, budgeting, reporting and other issues that may arise in connection with the various plans and corresponding budgets for activities thereunder;
(c)
reviewing Development Costs, including relevant FTE Costs, Out-of-Pocket Costs and Supply Costs, incurred by the Parties and their Affiliates hereunder;
(d)
recommending for approval by the JSC any changes to reporting procedures;
(e)
coordinating and performing the budgeting, consolidation, completion and review of Pre-Tax Profit or Loss in accordance with the Reconciliation Procedures and the Financial Exhibit,

(f)
performing and reviewing calculations for the reconciliation of payments, and controlling and performing such other accounting functions as provided in the Financial Exhibit;
(g)
coordinating audits pursuant to Section 7.4 by Third Party audit firms, and discussing and attempting to resolve discrepancies or issues arising from such audits;
(h)
performing such other functions as are specifically designated to the Finance Working Group in this Agreement or the Financial Exhibit, or as the Parties otherwise agree are appropriate to further the purposes of this Agreement;
(i)
working with the JSC and the committees to assist in financial, budgeting and planning matters, and providing periodic updates to the JSC, JDC and JCC on financial matters relating to this Agreement, and perform such other financial matters as are delegated to it under this Agreement or by the JSC, JDC and JCC; and
(g)
making such decisions and determinations as are assigned to it under this Agreement.
II.5
Membership. Each of the JSC, JDC and JCC shall be composed of an equal number of representatives appointed by each of Cullinan and Taiho. The JSC shall be comprised of three representatives of each Party. The JDC and JCC shall each be comprised of at least two but no more than five representatives of each Party, as determined by the JSC. Each Party shall have the right to appoint any number of representatives to the various Working Groups. Each Party may replace JSC, JDC, JCC and any Working Group representatives at any time upon written notice to the other Party, provided that such replacement is of comparable authority and scope of functional responsibility within that Party’s organization as the person he or she is replacing. Each Party’s representatives to each Joint Committee shall be individuals suitable in seniority and experience and amongst such representatives shall be at least one representative from each Party with relevant decision-making authority to make decisions within the scope of the applicable Joint Committee’s responsibilities, provided that it is understood that such individual may need to seek appropriate authority from the relevant Party with respect to certain matters. The JSC, JDC, JCC and the various Working Groups (each, a “Joint Committee”) shall be co-chaired by one designated representative of each Party. The co-chairpersons of each Joint Committee shall not have any greater authority than any other representative on such Joint Committee. The co-chairpersons shall be responsible for (i) calling meetings; (ii) preparing (with the assistance of the Alliance Managers) and circulating an agenda in advance of each meeting, provided that the co-chairpersons shall include any agenda items proposed by either Party on such agenda; (iii) ensuring that all decision-making is carried out in accordance with the voting and dispute resolution mechanisms set forth in this Agreement; and (iv) preparing and issuing minutes of each meeting within [*****] days thereafter. For the avoidance of doubt, each Party may designate the same individual as a representative on more than one Joint Committee, and each Party may designate contractors or employees of its Affiliates as its representatives (including co-chairperson) on the Joint Committee, provided that such contractors and employees are subject to appropriate obligations of confidentiality at least as restrictive as those set forth in ARTICLE IX herein.

II.2
Decision-Making.
II.2.1
Voting. Each Joint Committee shall operate by unanimous agreement. With respect to decisions of each Joint Committee, the representatives of each Party shall have collectively one vote on behalf of such Party. Except as otherwise expressly set forth in this Agreement, use of the phrases “determine,” “establish,” “delegate,” “approve,” “develop,” “update,” “submit,” “prepare,” “resolve,” or “determine whether to approve” (including any conjugates thereof) by the Joint Committees, will mean that the decision making provisions of this Section 2.6 apply to such matter, including the escalation and tie‑breaking provisions herein. For the avoidance of doubt, matters that are specified to be “recommended”, “advised”, “overseen”, “managed,” “reviewed,” “discussed,” “monitored,” “provided a forum,” “performed,” “facilitated,” “coordinated,” “cooperated,” or “shared” (including any conjugates thereof) do not require any agreement or decision by either Party and are not subject to the voting and decision-making procedures set forth in this Section 2.6.
II.2.2
Joint Committee Dispute Resolution. Should the members of any Working Group fail to reach agreement for more than [*****] Business Days on any matter that is within its authority under this Agreement for which unanimous agreement is required and has been sought and Cullinan or Taiho requests a resolution, the matter shall be referred to the Joint Committee to which such Working Group reports for discussion and resolution. Should the members of the JDC or JCC maintain any disagreement for more than [*****] Business Days on any matter that is within its authority under this Agreement for which unanimous agreement has been sought and Cullinan or Taiho requests a resolution, the matter shall be referred to the JSC for resolution. Should the members of the JSC maintain their disagreement for more than [*****] Business Days either Party may refer the matter to the Chief Executive Officers of each Party or their designee (“Senior Executive(s)”). The Senior Executives shall meet promptly (in person, telephonically or virtually, and in no event more than [*****] days after a Party notifies the other Party of the referral of such dispute to the Senior Executives) and negotiate in good faith to resolve the dispute. If, despite such good faith efforts, the Senior Executives are unable to resolve such dispute within [*****] Business Days following referral of the matter to them, then:
(a)
FWG Disputes. With respect to any matter to be originally decided by the Finance Working Group (as any such matter is referred to the JSC by the JDC or JCC, or as any such matter is referred directly to the JSC by the Finance Working Group) (each, an “FWG Dispute”) such matter shall be resolved by baseball arbitration pursuant to Section 13.2.2;
(b)
Taiho Final Decision-Making Authority. With respect to all other matters within the decision-making responsibility of a Joint Committee, other than any FWG Dispute, Taiho shall have final decision-making authority with respect to such matter subject to Section 2.6.3 below (which decision, for clarity, shall be considered the decision of the JSC).
II.2.3
Limitations on Joint Committee Authority. Notwithstanding any provision to the contrary set forth in this Agreement, without Cullinan’s prior written consent, Taiho shall not have the right to exercise its deciding vote with respect to a decision within the authority of a Joint Committee as contemplated under Sections 2.6 to do any of the following: (a) finally determine any interpretation of this Agreement or the Parties’ rights or obligations hereunder, (b) conflict with any terms and conditions of this Agreement, (c) be in contravention of applicable Law in any respect, (d) require Cullinan to infringe or misappropriate any intellectual property rights of any Third Party, (e) assign any material Development activities to, or materially expand the Development activities allocated to, Cullinan in the GDP, (f) materially expand the Co-Promotion activities allocated to Cullinan in the Co-Promotion Plan beyond the conduct of Co-Promotion activities by the Cullinan Sales Representatives that are required to be hired by Cullinan as described in Section 5.2.4 or (g) add to the GDP conduct of Development of a Collaboration Product for a New Indication (which, for clarity, shall be subject to Section 4.7.6) or conduct Development for a New Collaboration Product (which, for clarity, shall be subject to Section 4.7.8). Additionally, it is understood that if Taiho exercises its deciding vote (i) to approve a Material Core Program Amendment to the GDP or Development Budget, then Taiho shall initially bear the Material Core Program Amendment Excess Costs incurred as a result of such Material Core Program Amendment, as described in Section 4.7.5 below or (ii) to increase the aggregate U.S. Commercialization Budget for Allowable Expenses for the period prior to the First Commercial Sale of a Collaboration Product in the United States above the Pre-FCS Expense Threshold, then Taiho shall initially bear the Pre-FCS Excess Expense incurred as a result thereof, as described in Section 5.1.7. For the avoidance of doubt, disputes arising between the Parties in connection with or relating to this Agreement, or any document or instrument delivered in connection herewith, in each case, that are outside of the decision-making authority of the Joint Committees and not within a Party’s sole decision-making authority hereunder, shall be resolved pursuant to Section 13.2. Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated to or vested in a Joint Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. No Joint Committee shall have the power to, and no deciding vote of a Party on a matter referred to such Person shall, amend, modify or waive compliance with this Agreement, which compliance may only be amended or modified as provided in Section 14.7 or compliance with which may only be waived as provided in Section 14.7.
II.2.4
Certain Matters.
(a)
If reasonably requested by Cullinan in connection with the amendment of the GDP, Taiho shall not unreasonably withhold its approval at the JSC of an increase in the Development Budget for subcontracted Development activities for which Cullinan is responsible under the GDP, but Taiho (or its Affiliate), rather than Cullinan or its Affiliate, is party to such Subcontract and is responsible for remitting the payment to such Subcontractor under the applicable Subcontract, to the extent such requested increase in a Calendar Year does not exceed the Last Agreed Development Budget for such Calendar Year for such activity by more than [*****].
(b)
The Parties acknowledge that the Development Budget in the GDP for the conduct of the phase 2 cohort Clinical Study (titled in the Initial GDP [*****]) to be conducted by Taiho does not contemplate the expansion of all cohorts under such Clinical Study beyond the exploratory phase. Accordingly, in the event that (i) Taiho, in connection with an amendment of the GDP, reasonably requests a Material Core Program Amendment to expand one or more cohorts under such Clinical Study beyond the exploratory phase and (ii) Cullinan agrees that the expansion of one or more cohorts is justified, then Cullinan shall not unreasonably withhold its approval at the JSC of an increase in the Development Budget for the conduct of such justified expansion of one or more cohorts under such Clinical Study, by a reasonable amount intended to cover such cohorts (to the extent that the existing Development Budget does not include enough funds to cover such cohorts).
II.6
Meetings of the JSC, JDC, JCC and Working Groups. The JSC shall hold meetings at such times as the JSC shall determine, and the JDC and JCC shall hold meetings at such times as the applicable committee determines (or as directed by the JSC), but in no event shall such meetings of the JSC, JDC and JCC be held less frequently than [*****] after the Effective Date and thereafter [*****] during the Term for so long as each such committee exists. Each Working Group shall hold meetings at such times as the Working Group agrees, or as the JDC, JCC or the JSC directs. Each of the Joint Committees may meet in person or by audio or video conference as the Parties may mutually agree. With respect to in-person meetings of a Joint Committee, the representatives shall meet alternately at a location(s) designated by Cullinan and Taiho. Each Party shall be responsible for its own costs and expenses in attending Joint Committee meetings and, for clarity, such costs and expenses shall not be included in Allowable Expenses for purposes of calculating Pre-Tax Profit or Loss in accordance with the Financial Exhibit or Development Costs. Other representatives of the Parties, their Affiliates and Third Parties involved in the Development, Manufacture or Commercialization of the Collaboration Products may attend such meetings of a Joint Committee as nonvoting observers, so long as such observers are subject to appropriate obligations of confidentiality. Any Joint Committee may upon agreement meet on an ad hoc basis between regularly scheduled meetings in order to address and resolve time-sensitive issues within their purview that may arise from time to time. No action taken at a meeting of a Joint Committee shall be effective unless a representative of each Party is present or participating. Neither Party shall unreasonably withhold attendance of at least one representative of such Party at any meeting of a Joint Committee for which reasonable advance notice was provided.
II.7
Discontinuation of Joint Committees. On a Joint Committee-by-Joint Committee basis, each Joint Committee shall continue to exist until the Parties agree to disband the Joint Committee. Notwithstanding any provision herein to the contrary, once one or more Joint Committees have been disbanded, such disbanded Joint Committee and all Working Groups appointed by such Joint Committee shall be terminated and thereafter (i) any requirement of a Party to provide information or materials to such Joint Committee shall be deemed a requirement to provide such information or other materials to the other Party via the Alliance Managers, and (ii) any matters previously delegated to such disbanded Joint Committee shall be resolved by mutual agreement of the Parties, or, if the Parties do not reach mutual agreement, in accordance with the decision-making provisions of Section 2.6.
II.8
Alliance Managers. Each Party shall designate a single alliance manager for all of the activities contemplated under this Agreement (“Alliance Manager”). Such Alliance Managers will be responsible for the day-to-day coordination of the collaboration contemplated by this Agreement and will serve to facilitate communication between the Parties. Such Alliance Managers shall have experience and knowledge appropriate for managers with such project management responsibilities. The Alliance Managers shall attend the JSC meetings (or designate an appropriate representative to attend JSC meetings on such Alliance Manager’s behalf). The Alliance Managers shall not be counted as members of any Joint Committee (and shall not vote on matters discussed at any Joint Committee meeting). Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.
ARTICLE III

LICENSE GRANTS
II.9
Taiho Grants.
III.0.1
Development License. Subject to the terms and conditions of this Agreement, Taiho, on behalf of itself and its Affiliates, hereby grants to Cullinan and its Affiliates a non-exclusive license under the Taiho Intellectual Property and Product Intellectual Property to (a) conduct the activities assigned to Cullinan in the GDP to Develop the Collaboration Products in the Field in the Territory in accordance with the GDP and (b) otherwise (i) perform its obligations hereunder and (ii) exercise its rights pursuant to Section 4.2.4(c), Section 4.3.2, Section 4.4, Section 4.6, hereunder, in each case ((a) and (b)), in accordance with this Agreement, which license is sublicensable to Subcontractors engaged by Cullinan in accordance with Section 4.3.1 or Section 6.4 to the extent reasonably necessary for such Subcontractor to perform such activities.
I.1.1
Commercialization License. Subject to the terms and conditions of this Agreement, Taiho, on behalf of itself and its Affiliates, hereby grants to Cullinan and its Affiliates a non-exclusive license under the Taiho Intellectual Property and Product Intellectual Property to perform the Co-Promotion activities in the U.S. assigned to Cullinan in the Co-Promotion Plan in accordance with ARTICLE V.
I.1.2
Manufacturing License. Subject to the terms and conditions of this Agreement, Taiho, on behalf of itself and its Affiliates, hereby grants to Cullinan and its Affiliates a non-exclusive license under the Taiho Intellectual Property and Product Intellectual Property to Manufacture the Collaboration Products in accordance with ARTICLE VI and to the extent Cullinan is responsible for such Manufacture pursuant to ARTICLE VI, which license is sublicensable to Subcontractors engaged by Cullinan in accordance with Section 6.4 to the extent reasonably necessary for such Subcontractor to perform such activities.
I.9
Restriction on Licensing. Taiho and its Affiliates will not grant a license or sublicense, as applicable, under the Taiho Intellectual Property or the Product Intellectual Property, to a Third Party (other than a Subcontractor in accordance with the terms of this Agreement) to Develop or Commercialize Collaboration Products in the United States without Cullinan’s prior written consent.

I.10
Retention of Rights. Except as expressly provided herein, Taiho grants no other right or license, including any rights or licenses to the Taiho Intellectual Property, Product Intellectual Property or any other intellectual property rights not otherwise expressly granted herein, whether by implication, estoppel or otherwise and Cullinan shall not use or otherwise exploit (or authorize the use or exploitation of) any intellectual property owned or controlled by Taiho except as provided in Section 3.1.
I.11
No Other Development. Neither Cullinan nor its Affiliate shall conduct any Development activities with respect to or involving the Collaboration Compound or Collaboration Product other than in accordance with the GDP.
ARTICLE IV

DEVELOPMENT
II.10
General. The JDC shall coordinate the Development of Collaboration Product in support of the Core Dossier, provide a forum for communicating with respect to other Development of Collaboration Product in the Territory, and perform such other functions with respect to Development of Collaboration Product as are provided for herein. The JDC will, subject to the JSC’s oversight, direct the clinical and regulatory program for the Collaboration Product. Except for the activities allocated to Cullinan in the GDP, as between the Parties, Taiho will be solely responsible for the conduct of all Development of the Collaboration Products in the Territory.
II.11
GDP; Amendments; Development Responsibilities.
IV.0.1
Global Development Plan. The conduct of all Development in support of the Core Dossier for Collaboration Product shall be governed by the GDP, and the Parties agree to conduct all such activities in accordance with the GDP. The Initial GDP is attached hereto as Exhibit 1.44 (which also includes the complete initial Development Budget as described in Section 4.2.2). The GDP shall allocate responsibility for each Development activity set forth in the GDP to a Party.
IV.1.2
Development Budget. The Development Budget included in the GDP shall be a rolling budget setting forth the budgeted amounts for Development Costs with respect to activities allocated to the Parties in support of the Core Dossier under the GDP. The Development Budget shall include for each Party a budget for Development Costs for the Development activities allocated to such Party: (a) for [*****] (in reasonable detail and broken down by Calendar Quarter, category of activity, and will specify Out-of-Pocket Costs and FTE Costs for each activity, in each case, with a similar level of detail as in the Development Budget in the Initial GDP); (b) a good faith forecasted budget, in reasonable detail, for [*****], and (c) [*****] for such Development until [*****]. Concurrently with the annual update of the GDP in accordance with Section 4.2.3, the JDC shall also prepare, and the JSC shall review and approve, the annual Development Budget covering the next Calendar Year and forecasted estimates through receipt of Regulatory Approval of a Collaboration Product in the United States for each Indication then included in the GDP.
IV.1.3
Updating and Amending the GDP. The JDC shall review the GDP [*****]

and shall develop detailed and specific GDP updates, which shall include the Development Budget for the subsequent Calendar Year and forecasted estimates for [*****] for at least the period thereafter until Regulatory Approval of Collaboration Product for each Indication in the GDP in the United States. The JDC shall submit all such updates to the JSC for review and approval, such that JSC preliminary approval would occur no later than [*****]. Upon the JSC’s preliminary approval, such updates shall be submitted to each Party for its internal budgeting process with a target for final approval by the JSC no later than [*****], at which time any updates shall be appended to the GDP. The JDC may also develop and submit to the JSC from time to time other proposed amendments to the GDP (including the Development Budget therein). The JDC shall also review each Party’s (and its Affiliates’) performance under the then-current GDP (including the Development Budget) on a [*****] basis (or more often as the JDC determines), and shall develop detailed and specific updates and amendments to the Development Budget that reflect and account for such performance. The JSC shall review proposed amendments presented by the JDC and may approve such proposed amendments or any other proposed amendments that the JSC may consider from time to time in its discretion and, upon such approval by the JSC, the GDP (and Development Budget therein) shall be amended accordingly and will become effective and supersede the previous GDP (and Development Budget therein). Amendments and updates to the GDP, including the Development Budget, shall not be effective without the approval of the JSC (including via a decision or determination pursuant to Section 2.6.2). In the event that the JSC does not approve an updated GDP, including the Development Budget, prior to [*****], the then-current GDP, and the forecasted amounts set forth for the applicable [*****] of the previously-approved Development Budget shall continue to apply until the updated GDP (and corresponding Development Budget) is agreed by the JSC (including via a decision or determination pursuant to Section 2.6.2).
I.1.3
Development Diligence.
(a)
Subject to the terms and conditions of this Agreement, each Party, itself or through its Affiliate(s), shall use Commercially Reasonable Efforts to perform those activities assigned to it under the GDP.
(b)
Without limiting the foregoing, Taiho, either itself or through its Affiliate(s), shall use Commercially Reasonable Efforts to [*****].
(c)
If Taiho ceases Development of Collaboration Product before obtaining Regulatory Approval of a Collaboration Product for [*****] and [*****] in the United States, to the extent such cessation is permitted under Section 4.2.4(a) and Section 4.2.4(b), and Cullinan desires for such Development to continue, Cullinan may, but will not be obligated to, propose to the JDC within [*****] months after such cessation a plan and budget for the further Development of the Collaboration Product for [*****] and [*****] in the United States and the Parties, through the JDC, shall discuss and consider such plan and budget. If, after such a proposal from Cullinan, Taiho does not desire to continue Development of the Collaboration Product for [*****] and [*****] in the United States, then it shall notify Cullinan and the GDP and Development Budget shall be deemed to be amended to include the plan and budget that Cullinan proposed to the JDC, provided that, unless otherwise agreed by Taiho, the GDP will assign the performance of all such Development activities (and Manufacturing activities therefor) to Cullinan, at [*****] expense (such Development Costs initially borne by Cullinan, “Cullinan Core Program Amendment Excess Costs”) and [*****]. If, following Taiho’s cessation of Development pursuant to this Section 4.2.4(c), Cullinan does not provide a plan and budget for the further Development of the Collaboration Product for [*****] and [*****] in the United States as contemplated under this Section 4.2.4(c), such that there have been no Development activities conducted by a Party for at least a [*****] period, then [*****].
I.12
Manner of Performance; Reports.
I.1.4
Right to Subcontract Development Activities.
(a)
Required Subcontract Terms. A Party may subcontract the performance of any Development activities undertaken in accordance with this Agreement to one or more Subcontractors pursuant to a Subcontract, which Subcontract must (a) be consistent with the terms and conditions of this Agreement, (b) contain confidentiality provisions no less restrictive than those set forth in ARTICLE IX, (c) contain a certification that such Third Party subcontractor has not been debarred, and is not subject to debarment, pursuant to Section 306 of the United States Federal Food, Drug and Cosmetics Act, and is not the subject of a conviction described in such section, and (d) include an assignment or a sublicensable license back to the applicable Party of all Know-How and Patents developed, invented, or filed (as applicable) by or on behalf of the Subcontractor that are necessary or reasonably useful to Develop, Manufacture, or Commercialize the Collaboration Compounds or the Collaboration Products to the extent necessary for the applicable Party to be able to assign to the other Party or grant the other Party rights under such Know-How and Patents as required under this Agreement. The JDC shall oversee the performance of Subcontractors under material Subcontracts in the same manner and to the same extent as its oversight of the Parties hereunder. Notwithstanding the foregoing, the subcontracting Party (or Party whose Affiliate enters into a Subcontract) shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by its Subcontractors with the applicable provisions of this Agreement.
(a)
Approval of Subcontracts. If either Party desires to enter into an agreement with a Third Party contract research organization or other Third Party Subcontractor for the performance of a Development activity under the GDP (excluding, in the case of Taiho, any Subcontract under which [*****]), or desires to enter into an agreement with a Third Party partner for development of a companion diagnostic for the Collaboration Product, then, prior to entering into any Subcontract, the applicable Party shall obtain the JDC’s approval of use of the proposed Third Party to conduct the applicable activities proposed to be subcontracted.
(b)
Manufacturing Activities. Notwithstanding the foregoing, any subcontracting of Manufacturing activities in connection with Development shall be subject to Section 6.4.

IV.1.4
Day-to-Day Responsibility. Each Party shall be responsible for day-to-day implementation of the Development activities for which it (or its Affiliate) has or otherwise is assigned responsibility under this Agreement or the GDP and shall keep the other Party reasonably informed as to the progress of such activities by providing the reports and updates set forth in Section 4.3.3.
IV.1.5
Development Reports. Prior to each meeting of the JDC, each Party will provide to the other Party and the JDC a written summary of material Development activities undertaken by or on behalf of such Party in respect of Collaboration Products under the GDP since the previous meeting of the JDC, including significant Development events under the GDP (e.g., Clinical Study initiation or completion, clinical holds, and Regulatory Approvals), which report may be in the form of summary slides to be presented at the JDC meeting. Additionally, at each meeting of the JDC, each Party will report on the Development activities such Party and its Affiliates has performed or caused to be performed since the last meeting of the JDC as allocated to such Party under the GDP, evaluate the work performed in relation to the goals of the GDP and provide such other information as may be reasonably requested by the JDC with respect to such Development activities. If a Party fails to adequately provide such report prior to or at a meeting of the JDC, the other Party may request, and such Party will provide to such other Party, a written progress report that includes information regarding accrual, site initiation, progress on protocol writing, meeting requests and briefing documents, in the case of clinical or regulatory activities within the GDP, and in other cases such information as is reasonably necessary to convey a reasonably comprehensive understanding of the status of the applicable Development activity within the GDP. In addition, Taiho will provide an annual summary (in the form of PowerPoint slides) to the JDC at the first JDC meeting of each Calendar Year of significant Development activities undertaken by or on behalf of Taiho in respect of Collaboration Products in the OUS Territory outside the scope of the GDP, including significant Development events in the OUS Territory (e.g., Clinical Study initiation or completion, clinical holds, and Regulatory Approvals).
IV.1.6
Compliance Audits. With respect to any facility or site at which a Party, its Affiliates or its Subcontractor conducts Development activities pursuant to this Agreement or the GDP, the Parties shall collaborate with respect to inspections of such site and facility (which shall include Taiho having the right, at its expense, upon reasonable notice to Cullinan, during normal business hours, to inspect such facilities or sites of Cullinan, its Affiliate or Subcontractor), and shall share with the other Party any reports resulting from such inspections, to verify each Party’s and its Affiliates’ and Subcontractors’ compliance with the terms of this Agreement and all applicable Laws, including Good Laboratory Practices, Good Clinical Practices and current standards for pharmacovigilance practice. Inspections shall be subject to the confidentiality provisions set forth in ARTICLE IX. Each Party shall include in any contract or other written arrangement with its Subcontractors, a clause permitting such contracting Party to conduct inspections of such Subcontractor’s facilities or sites where Development activities pursuant to this Agreement or the GDP are performed, and use reasonable efforts to include the right for the other Party to conduct such inspections, provided that to the extent Cullinan does not obtain the right for Taiho to inspect such Subcontractor’s facilities or sites, Cullinan shall, at [*****]

expense, exercise its right to inspect such facilities or sites on behalf of Taiho as requested by Taiho.
IV.1.7
Development Standards. Each Party will perform, and ensure that their Affiliates and subcontractors perform, its Development activities as contemplated under this Agreement in a good scientific manner and in compliance with applicable Law, including (if applicable) laws regarding the environment, safety and industrial hygiene, and GMP, GLP, GCP, informed consent, current standards for pharmacovigilance practice, all applicable requirements relating to the protection of human subjects, and the Relevant Internal Policies. Each Party shall, and shall ensure that its Affiliates and Subcontractors, maintain written or electronic records of the Development activities conducted under the GDP, including data and results resulting therefrom, in sufficient detail, in a good scientific manner (in accordance with GLP, GCP, and GMP, as applicable), and appropriate for regulatory and patent purposes, and that are complete and accurate in all material respects and properly reflect all Development work performed and results achieved, in each case, by or on behalf of such Party and its Affiliates under this Agreement.
I.13
Regulatory Submissions and Regulatory Approvals.
IV.1.8
Regulatory Responsibilities. The Party that holds an IND in accordance with the GDP shall be responsible for Regulatory Filings and interactions with the FDA with respect to the applicable Clinical Study. Unless otherwise agreed, as between the Parties, Taiho shall hold all INDs filed with respect to the Collaboration Product outside the United States and will be responsible for interactions with Regulatory Authorities outside the United States with respect to such INDs and the applicable Clinical Studies. To the extent responsibility for holding an IND with respect to a Clinical Study is transferred to another Party under the GDP, the Party holding such IND shall promptly transfer and assign the same to such other Party.
IV.1.9
Ownership of Regulatory Filings and Regulatory Approvals. Subject to Section 4.4.1, as between the Parties, all Regulatory Filings submitted to a Regulatory Authority with respect to the Collaboration Product, including all applications for Regulatory Approvals in the Territory, shall be in the name of and owned by Taiho for Collaboration Product. To the extent a Party or its Affiliate is performing Development activities with respect to the Collaboration Product in accordance with this Agreement, the other Party shall reasonably cooperate with the performing Party, including by making Regulatory Filings and submissions in its or its Affiliates possession or control available to the performing Party, and undertaking such regulatory interactions as the Party performing (or whose Affiliate is performing) such Development activities may reasonably request or the Regulatory Authority requires for such purposes.
IV.1.10
Regulatory Cooperation.
(a)
Subject to applicable Law, (i) each Party shall have the right to fully participate in all material meetings, conferences and discussions by the other Party or its Affiliate with any Regulatory Authority in the United States (including the FDA) in respect of Collaboration Products Developed under the GDP and (ii) in the event the Parties agree that Cullinan will hold any INDs or conduct Clinical Studies with respect to the Collaboration Product outside the United

States, Taiho shall similarly have the right to participate in all such interactions with such Regulatory Authorities pertaining to INDs held or Clinical Studies being conducted by Cullinan outside the United States. Each Party shall (A) to the extent possible, provide the other Party with reasonable advance notice of all such meetings and other contact and advance copies of all related documents and other relevant information relating to such meetings or other contact, and (B) shall promptly provide to the other Party any correspondence received from any Regulatory Authority in the U.S. (including the FDA) with respect to the Collaboration Products Developed under the GDP. To the extent Cullinan conducts any Development activities or holds any INDs for the Collaboration Product outside the United States, Cullinan shall promptly provide to Taiho all correspondence received from any Regulatory Authority outside the United States with respect to such activities or IND (or that otherwise pertain to the Collaboration Product). Notices, copies of submissions and correspondence, and other materials to be given in advance as provided in this Section 4.4.3(a) shall be provided at least [*****] Business Days in advance unless circumstances necessitate a shorter time period, and in any event not less than a reasonable time in advance under the circumstances.
(b)
Notwithstanding the foregoing and without limiting the assistance and cooperation from Cullinan as Taiho may request as otherwise set forth in this Agreement, it is understood and agreed that, as between the Parties, unless otherwise mutually agreed, Taiho shall be responsible for the preparation of and filing with the FDA all applications for Regulatory Approvals with respect to the Collaboration Product in the United States. In connection with any filings for Regulatory Approval of a Collaboration Product in the United States, Taiho shall (i) keep Cullinan reasonably informed with respect to such applications and (ii) provide Cullinan with a copy of all proposed Regulatory Filings (including applications for Regulatory Approval) to be filed with or submitted to any Regulatory Authority in the United States for Cullinan’s review and comment sufficiently in advance of filing or submission thereof (which may be accomplished by including a Cullinan representative in Taiho’s internal review process with respect to the material portions of such Regulatory Filings), and will consider in good faith all reasonable comments received from Cullinan regarding such Regulatory Filings. Additionally, Taiho will consult with and include Cullinan with respect to FDA interactions related to all applications for Regulatory Approvals with respect to the Collaboration Products Developed under the GDP. In addition, Taiho shall keep Cullinan reasonably informed with respect to material interactions with Regulatory Authorities in [*****] with respect to the Collaboration Product Developed under the GDP to the extent impacting interactions with the FDA regarding such Collaboration Products. For clarity, except as otherwise agreed, as between the Parties, Taiho shall be responsible for all Regulatory Filings and interactions with Regulatory Authorities regarding the Development and Regulatory Approval of the Collaboration Product in the OUS Territory and, except for Cullinan’s right to be reasonably informed pursuant to the foregoing sentence, Cullinan’s rights under this Section 4.4.3 shall not apply to such Regulatory Filings and interactions outside the United States, but Taiho shall use good faith efforts to keep Cullinan informed as to material regulatory matters with respect to the Collaboration Product in OUS Territory to the extent the same would impact Development of the Collaboration Product in the United States.
(c)
As requested by Taiho, Cullinan and its Affiliates shall provide Taiho reasonable assistance, including by reasonably cooperating with Taiho and providing applicable Know-How and expertise and using reasonable efforts to cause manufacturing subcontractors or other suppliers to do the same, in order to prepare, defend and maintain Regulatory Filings for the Collaboration Product, including with respect to [*****] for MAAs in the United States and similar components for MAAs in the OUS Territory. All assistance provided by Cullinan and its Affiliates and subcontractors or suppliers under Section 4.4.2 and this Section 4.4.3(c) in respect of Regulatory Filings or regulatory interactions solely in the OUS Territory will be at [*****] cost and expense to the extent [*****], and [*****]. Cullinan shall not [*****].
IV.1.11
Rights of Reference and Access to Data. Each Party shall have the right to cross-reference the other Party’s or its Affiliate’s drug master file (“DMF”) and/or IND, if any, and any other Regulatory Filings anywhere in the world related to Collaboration Product, and to access such Regulatory Filings and any Data and Know-How therein and use such Data and Know-How, in each case, solely in connection with its Development, Manufacturing and Commercialization activities under this Agreement with respect to the Collaboration Product (or New Collaboration Product in the case of Taiho), including inclusion of such Data and Know-How in its own Regulatory Filings for the Collaboration Product (or New Collaboration Product in the case of Taiho) made in accordance with this Agreement. Each Party hereby grants to the other Party a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) in the United States, or an equivalent exclusive right of access/reference in the United States or in any other country or region of the OUS Territory, to any Data, including such Party’s or its Affiliate’s clinical dossiers, controlled by such Party or such Affiliate that relates to a Collaboration Product for use by the other Party to Develop, Manufacture and Commercialize the Collaboration Product (or New Collaboration Product in the case of Taiho) in the Field in accordance with this Agreement. Each Party or such Affiliate shall provide a signed statement to this effect, if requested by the other Party, in accordance with 21 C.F.R. § 314.50(g)(3) or the equivalent as required in the United States or any country or region of the OUS Territory or otherwise provide appropriate notification of such right of the other Party to the applicable Regulatory Authority.
IV.1.12
Regulatory Audits. The Parties shall cooperate in good faith with respect to Regulatory Authority inspections of any site or facility where Clinical Studies or Manufacturing of Collaboration Product in the Field are conducted by or on behalf a Party pursuant to this Agreement, whether such site or facility is such Party’s or its Affiliate’s or Subcontractor’s (each an “Audited Site”). Taiho shall be given a reasonable opportunity, at its own cost, (taking into account the timing and notice provided by the applicable Regulatory Authority) to assist in the preparation of Cullinan’s and its Subcontractors’ Audited Sites for inspection, where appropriate, and to attend any inspection by any Regulatory Authority of such Audited Sites, and the summary, or wrap-up, meeting with a Regulatory Authority at the conclusion of such inspection. Each Party will provide to the other Party a copy of the report resulting from any Regulatory Authority audit of such Party’s or its Affiliate’s or Subcontractor’s Audited Site. If providing such report would result in the disclosure to the other Party of Confidential Information unrelated to the subject matter of this Agreement, the Parties shall enter into a reasonable and customary confidentiality agreement covering such unrelated subject matter. In the event that any Audited Site of a Party, its Affiliate or its Subcontractor is found to be non-compliant with one or more Good Laboratory

Practice, Good Clinical Practice, Good Manufacturing Practice or current standards for pharmacovigilance practice, such Party shall submit to the other Party a proposed recovery plan or Corrective and Preventative Actions (“CAPA”) within [*****] Business Days after such Party, its Affiliate or its Subcontractor receives notification of such non-compliance from the relevant Regulatory Authority and such Party shall use Commercially Reasonable Efforts to implement such recovery plan or CAPA promptly after submission.
I.14
Disclosure of Know-How. Cullinan shall (and shall cause its Affiliates to) promptly share with or provide access to Taiho all clinical Data, and other Know-How and material Data, within the Product Intellectual Property that is conceived, made or generated by or on behalf of Cullinan, its Affiliates or Subcontractors during the Term, and the JDC may establish reasonable policies and procedures to effectuate such sharing of Know-How within the Product Intellectual Property.
I.15
Safety Reporting.
IV.1.13
Global Safety Database. Until [*****], Cullinan shall maintain a global safety database of adverse events and pregnancy reports for Collaboration Product, which shall be used for regulatory reporting and responses to safety queries from Regulatory Authorities by both Parties. At a time determined by the JDC reasonably prior to [*****], Cullinan shall transfer such global safety database for Collaboration Product to Taiho and thereafter, Taiho shall maintain, and be responsible for, the global safety database for Collaboration Product; provided that upon Cullinan’s request Taiho shall provide reasonable and timely assistance to facilitate compliance by Cullinan with legal and regulatory obligations or regulatory requests with respect to Collaboration Product for safety data that is available from the database.
IV.1.14
Pharmacovigilance Agreement. Within [*****]after the Effective Date, the Parties shall initiate good faith negotiations and thereafter promptly agree on processes and procedures for sharing pharmacovigilance data for the Parties to comply with pharmacovigilance regulatory obligations and applicable Laws. The agreed-upon processes and procedures shall be set forth in a pharmacovigilance agreement (the “Pharmacovigilance Agreement”) containing terms and conditions that are reasonable and customary for agreements of this type.
I.16
Costs of Joint Development.
IV.1.15
Cost Sharing.
(a)
Development Costs incurred in accordance with, and not exceeding, the Development Budget plus Development Costs incurred that are Allowable Overruns, in each case during the Term by the Parties or their Affiliates in connection with the Development for the Collaboration Product under, and performed in accordance with, the GDP shall be [*****].
(b)
Additionally, the Parties will [*****] the [*****]CMC Costs that were incurred on or after the effective date of the Stock Purchase Agreement through the Effective Date, up to a combined total of [*****]. On or after the Effective Date, [*****] will [*****]CMC Costs incurred following the effective date of the Stock Purchase Agreement but prior to the Effective Date of this Agreement (less) and Taiho will pay such amounts to Cullinan within [*****]. [*****].
(c)
For the avoidance of double-counting, the Parties acknowledge and agree that Development Costs shall not be included in Allowable Expenses for purposes of calculating Pre-Tax Profit or Loss in accordance with the Financial Exhibit (and, likewise, that any amounts included in Allowable Expenses shall not be included in Development Costs). Payments under Existing Third Party Agreements incurred after the Effective Date that are attributable and allocable to the Development activities for which the Parties share (or reimburse) Development Costs under this Agreement shall be included as Development Costs shared (or reimbursed, as applicable) by the Parties.
IV.1.16
Development Costs Reports. Development Costs shall initially be borne by the Party incurring the cost or expenditure, subject to reimbursement as provided in Section 4.7.3. Each Party shall calculate and maintain records of Development Costs incurred by it and its Affiliates in accordance with procedures to be established by the Finance Working Group, and quarterly reconciliation, reasonable forecasting, and other finance and accounting matters related to Development Costs will be determined by the Finance Working Group (the “Development Reconciliation Procedures”). Such procedures will provide the ability to comply with financial reporting requirements of each Party. The Development Reconciliation Procedures shall require that (a) each Party provide a preliminary estimate of the Development Cost, in a format established by the Finance Working Group, by [*****] for purposes of financial statement close process and (b) within [*****], each Party submit to the Finance Working Group a report of actual Development Costs incurred by such Party, in such reasonable detail and format as is established by the Finance Working Group, which format shall be consistent with the categories calculated by the reporting Party in accordance with its Accounting Standards and sufficiently detailed to permit the other Party to obtain a reasonable understanding, of all Development Costs incurred by such Party during such Calendar Quarter (such reports of actual Development Costs described in (b), “Development Financial Reports”). Each Party agrees to provide preliminary estimates and reports of actual Development Costs in accordance with the foregoing sentence. Within [*****] following the receipt of such report, each Party shall have the right to request reasonable additional information and documentation (including documentation evidencing such Development Costs incurred) related to the other Party’s and its Affiliates’ Development Costs during such Calendar Quarter in order to finalize a written report, as described in Section 4.7.3, and the other Party will provide such reasonable additional information and documentation. The Finance Working Group shall establish reasonable procedures for the Parties to share estimated Development Costs for each Calendar Quarter prior to the end of such Calendar Quarter, to enable each Party to appropriately accrue its share of Development Costs for financial reporting purposes.
IV.1.17
Reimbursement of Development Costs. The Development Reconciliation Procedures shall provide for the Finance Working Group to develop a written report setting forth in reasonable detail the calculation of any net amount owed by Cullinan to Taiho or by Taiho to Cullinan, as the case may be, as necessary to accomplish the sharing of Development Costs set forth in Section 4.7.1, and to prepare such report promptly following delivery of the reports described in Section 4.7.2 and in a reasonable time in advance of payment pursuant to the Reconciliation Procedures. The Party that is due reimbursement of Development Costs shall invoice the other Party following receipt of the finalized report described in Section 7.2.5 from the Finance Working Group. Such payments by one Party to reimburse the other Party’s expenditures for Development Costs shall be payable [*****] following receipt of the foregoing invoice. In establishing the Development Reconciliation Procedures, the Finance Working Group shall work to coordinate and harmonize all Reconciliation Procedures to permit for reconciliation, and associated payments, with respect to Development Costs as well as Pre-Tax Profit or Loss in the United States.
IV.1.18
Excess Costs.
(a)
Responsibility for Excess Costs. In the event that the Development Costs (other than Material Core Program Amendment Excess Costs that Taiho initially bears pursuant to Section 4.7.5) incurred by or on behalf of a Party in a Calendar Year exceed the Allowable Overruns for such Calendar Year (such excess Development Costs incurred, the “Excess Costs”), then, except as set forth Section 4.7.4(b), the applicable Party incurring such Excess Costs shall be solely responsible for bearing such Excess Costs (and in the case both Parties incur Excess Costs in a Calendar Year, then [*****].
(b)
Carry Forward. If any Excess Costs are excluded from sharing by the Parties for a particular Calendar Year pursuant to the foregoing Section 4.7.4(a), such Excess Costs shall be carried forward to subsequent Calendar Years and, to the extent the total Development Costs, as applicable, incurred by such Party and its Affiliates for the subsequent Calendar Year are less than [*****] of the aggregate Development Costs allocated to such Party under the Last Agreed Development Budget for such Calendar Year, [*****]. Additionally, to the extent the Development Costs for a given Calendar Year are less than the Development Costs included in the Development Budget for such Calendar Year, because Development activities planned for such Calendar Year have been delayed to a subsequent Calendar Year, the Finance Working Group shall adjust the Development Budget for subsequent Calendar Years to reflect such delay (but without increasing the total cumulative Development Costs under the Development Budget for such Development activities). For clarity, such adjustment shall not be considered a Material Core Program Amendment.
IV.1.19
Material Core Program Amendments Due to Taiho Final Decision-Making. In the event of a Material Core Program Amendment for which Taiho exercised its final decision making authority under Section 2.6.2 to approve, [*****].
IV.1.20
Independent Development Activities for New Indications. In the event Taiho desires to conduct clinical Development for New Indication with respect to a Collaboration Product then being Developed under the GDP, Taiho shall be permitted to undertake such clinical Development for such New Indication provided that Taiho complies with the provisions of this Section 4.7.6. A “New Indication” means an Indication other than the Indications then being Developed for such Collaboration Product under the then-current GDP (or independently as

Independent ADA under this Section 4.7.6). In such event, Taiho shall notify the JDC of the proposed New Indication prior to Initiation of the first Registration Study of the Collaboration Product for such New Indication and provide a corresponding written notice to Cullinan regarding the proposed New Indication, which written notice will clearly state that Cullinan’s response is required within [*****] (each, a “New Indication Notice”).
(a)
Cullinan Opt-In Right. For each proposed New Indication, Cullinan shall have the right in accordance with this Section 4.7.6(a) below (“Opt-In Right”) to elect to co-fund the Development Costs with respect to such New Indication in accordance with Section 4.7.1. Upon request by Cullinan following receipt of a New Indication Notice, Taiho shall provide or make available to Cullinan non-clinical data, clinical Data (if any) and supporting documentation and analysis, in each case that were generated specifically with respect to such New Indication, were materially relied upon by Taiho in its decision to pursue Regulatory Approval for such New Indication and are available to Taiho, to the extent Taiho has the right to disclose the same to Cullinan, along with a good faith, bona fide proposed clinical Development plan and associated budget, which plan and budget (i) have been approved pursuant to Taiho’s internal budgeting and approval process and (ii) will be directed to generating data that is intended for use in obtaining Regulatory Approval of the Collaboration Product in the New Indication in the U.S., including to the extent generated in countries other than the U.S. (each, an “Opt-In Package”). Taiho shall provide or make available such other information that Cullinan may reasonably request in connection with its evaluation of the Opt-In Package, to the extent then within Taiho’s possession and Taiho has the right to disclose the same to Cullinan. Cullinan shall only have the right to exercise its Opt-In Right with respect to each such New Indication by providing written notice of such election to Taiho (each an “Opt-In Right Exercise Notice”) at any time after the Effective Date and ending on the earlier of: (A) the date that is [*****] days following receipt by Cullinan of the Opt-In Package with respect to such New Indication, and (B) the failure of Cullinan to request an Opt-In Package within [*****] days following the JDC’s and Cullinan’s receipt of the New Indication Notice with respect to such New Indication (“Opt-In Right Period”). If Cullinan exercises the Opt-In Right with respect to a New Indication during the applicable Opt-In Right Period, then upon such exercise such New Indication (as such Indication may be subsequently changed by the JSC in good faith) shall be deemed to be a “Cullinan Opted-In Indication” and the GDP and Development Budget shall be deemed to have been amended to include the proposed Development plan and associated budget, respectively, included in the Opt-In Package (such amendment, a “New Indication Amendment”). If Cullinan does not exercise the Opt-In Right with respect to such New Indication prior to the expiration of the applicable Opt-In Right Period, Taiho may independently Develop the Collaboration Product for uses within such New Indication.
(b)
Independent Performance of Activities. If Cullinan does not exercise its Opt-In Right with respect to a New Indication (such Indication, a “Taiho Funded Indication”), Taiho may initiate and conduct the Development activities for such New Indication on its own or with others, and as between the Parties, [*****] (each, an “Independent ADA”). For clarity, the Collaboration Product that is the subject of an Independent ADA shall continue to be a “Collaboration Product” for all purposes of this Agreement (except as otherwise set forth in this

Section 4.7.6). Taiho shall keep the JDC reasonably informed as to the progress and results with regard to the Independent ADAs. In the event Cullinan does not exercise the Opt-In Right with respect to a particular New Indication, and Taiho proceeds with the Development of such New Indication as a Taiho Funded Indication, any subsequent changes made in good faith to pursue a subset or smaller patient population of the Taiho Funded Indication shall be deemed within such Taiho Funded Indication for all purposes of this Agreement, and Taiho may proceed with such Development without additional obligation under this Section 4.7.6 as a result of such change. For clarity, a decision by Taiho resulting in a patient population expansion from the original Taiho Funded Indication for the applicable Collaboration Product or a change in original Taiho Funded Indication resulting from a material change in the underlying rationale for pursuing such Taiho Funded Indication will each be considered a distinct New Indication and the terms of this Section 4.7.6 will again apply.
(c)
Costs of Independent Development Activities. [*****]shall bear all additional costs and expenditures associated with the Independent ADA it undertakes, to the extent such costs are not otherwise included as Development Costs under the GDP and the associated Development Budget, and such additional costs shall not be deemed Excess Costs pursuant to Section 4.7.4, provided that upon efficacy Data generated from such Independent ADA being used in a substantive manner as the basis for obtaining new or expanded Regulatory Approval for a Collaboration Product or for commercial purposes for a Collaboration Product (“ADA Data Use”), then [*****]shall be entitled to recoup from Pre-Tax Profit the costs and expenditures it or its Affiliates incurs to Develop the Collaboration Product for such New Indication (“Independent ADA Costs”) as Recoupable Excess Cost pursuant to Section 4.7.7. Independent ADA Costs shall be determined in the same manner as Development Costs under the GDP.
IV.1.21
Recoupable Excess Costs. (a) Each Party shall be entitled to recoup [*****].
IV.1.22
New Collaboration Product. In the event Taiho determines to initiate GLP toxicology studies or other studies intended to support an IND filing for a Compound Product (a “New Collaboration Product”), then prior to initiating the first of such studies (whichever occurs first) Taiho shall submit to Cullinan a good faith, bona fide plan and budget for the Development of such New Collaboration Product, which plan and budget (A) have been approved pursuant to Taiho’s internal budgeting and approval process, and (B) will be directed to generating data that is intended for use in obtaining Regulatory Approval of the New Collaboration Product in the U.S., including to the extent generated in countries other than the U.S. (a “New Product Package”), along with a good faith description of the New Collaboration Product and a summary of key results of the pre-clinical Development thereof conducted by Taiho, all as the same exist, and are known to and controlled by Taiho, as of the date of such New Product Package and notice of the costs Taiho previously incurred to Develop such New Collaboration Product up to such time (“Prior Costs”). Upon Cullinan’s request, Taiho shall provide reasonable documentation supporting the Prior Costs. Within [*****] days after receipt of such New Product Package, Cullinan shall have the right to elect upon written notice, along with a payment to Taiho of an amount equal to [*****] of the Prior Costs, to include such New Collaboration Product in the definition of Collaboration Product under this Agreement as further described below. Such election notice (including such payment) shall be referred to as the “New Product Opt-In Notice,” and the date of such notice and payment shall be referred to as the “New Product Opt-In Notice Date.”
(a)
Following the New Product Opt-In Notice Date the GDP and Development Budget shall be deemed to have been amended to include the proposed Development plan and associated budget, respectively, included in the New Product Package (such amendment, a “New Collaboration Product Amendment”).
(b)
If Cullinan does not provide a New Product Opt-In Notice to Taiho within [*****] days after receipt of the New Product Package:
(i)
such New Collaboration Product shall be excluded from the definition of Collaboration Product;
(ii)
Taiho may independently Develop, Manufacture and Commercialize such New Collaboration Product on its own or with others;
(iii)
as between the Parties, Taiho shall bear all of its and its Affiliates costs for the Development, Manufacture and Commercialization of such New Collaboration Product and shall retain all proceeds therefrom (and for clarity, Cullinan shall not share any Pre-Tax Profit or Loss from such New Collaboration Product); and
(iv)
any subsequent changes made in good faith to the New Collaboration Product (other than as a result of a material change in the underlying rationale for pursuing a New Collaboration Product) shall be deemed within such New Collaboration Product for all purposes of this Agreement, and Taiho may proceed with independent Development, Manufacture and Commercialization thereof without additional obligation under this Section 4.7.8 as a result of such change.
(c)
For clarity, it is understood and agreed that the opt-in right described in this Section 4.7.8 is a one-time right with respect to a New Collaboration Product, exercisable only with respect to the New Product Package to be provided under this Section 4.7.8.
ARTICLE V

COMMERCIALIZATION
II.12
Commercialization Efforts.
V.0.1
Taiho’s Responsibility; Booking Sales. As between the Parties, subject to Cullinan’s Co-Promotion right in the United States and the terms and conditions of this Agreement, Taiho shall [*****].
V.1.2
Pricing and Reimbursement Approvals. Taiho or its Affiliate shall be responsible for and have the exclusive right to s[*****].

V.1.3
JCC Oversight. The JCC shall oversee Commercialization of Collaboration Product in the United States and perform such other functions with respect to Commercialization of Collaboration Product as are provided for in Section 2.3. It is understood that, except for providing a forum for discussion of Commercialization of Collaboration Products in the OUS Territory (including the summaries provided under clause (b) of this Section 5.1.3), the Commercialization of the Collaboration Product in OUS Territory shall not be subject to oversight of the JCC, but Taiho will (a) use good faith efforts to keep Cullinan informed as to material developments with respect to Commercialization of the Collaboration Product in major markets outside the United States to the extent impacting Commercialization in the United States and (b) provide an annual summary (in the form of PowerPoint slides) to the JCC at the first JCC meeting of each Calendar Year of significant Commercialization activities undertaken by Taiho in respect of Collaboration Products in the OUS Territory, including significant Commercialization events in the OUS Territory (e.g., receipt of pricing and reimbursement approval and first commercial sale).
V.1.4
Commercialization Plan; Updates and Amendments. Prior to the First Commercial Sale of the Collaboration Product in the United States, and every [*****] thereafter, Taiho shall prepare, in consultation with the JCC, a U.S. Commercialization Plan, which shall be presented to the JSC for review and approval in accordance with Section 2.3. The JCC shall review the U.S. Commercialization Plan on an ongoing basis, and in no event less frequently than [*****], and otherwise in accordance with Section 2.3 and shall develop detailed and specific U.S. Commercialization Plan updates, which shall include the U.S. Commercialization Budget for the subsequent Calendar Year and forecasted estimates for the succeeding Calendar Years for the following [*****]years in the United States. The JCC shall submit all such updates to the JSC for review and approval, such that JSC preliminary approval would occur no later than [*****]. Upon the JSC’s preliminary approval, such updates shall be submitted to each Party for its internal budgeting process with a target for final approval by the JSC no later than [*****], at which time any updates shall be appended to the U.S. Commercialization Plan. The JCC may also develop and submit to the JSC from time to time other proposed amendments to the U.S. Commercialization Plan (including the U.S. Commercialization Budget therein). The JCC shall also review Taiho’s (and its Affiliates’) performance under the then-current U.S. Commercialization Plan (including the U.S. Commercialization Budget) on a [*****]basis (or more often as the JCC determines), and shall develop detailed and specific updates and amendments to the U.S. Commercialization Budget that reflect and account for such performance. The JSC shall review proposed amendments presented by the JCC and may approve such proposed amendments or any other proposed amendments that the JSC may consider from time to time in its discretion and, upon such approval by the JSC, the U.S. Commercialization Plan (and U.S. Commercialization Budget therein) shall be amended accordingly and will become effective and supersede the previous U.S. Commercialization Plan (and U.S. Commercialization Budget therein). Amendments and updates to the U.S. Commercialization Plan, including the U.S. Commercialization Budget, shall not be effective without the approval of the JSC (including via a decision or determination pursuant to Section 2.6.2). In the event that the JSC does not approve an updated U.S. Commercialization Plan, including the U.S. Commercialization Budget, prior to [*****], the then-current U.S. Commercialization Plan, and the forecasted amounts set forth for

[*****] shall continue to apply until the updated U.S. Commercialization Plan (and corresponding U.S. Commercialization Budget) is agreed by the JSC (including via a decision or determination pursuant to Section 2.6.2).
I.1.5
Conduct of Commercialization Activities. Taiho shall carry out all Commercialization (including marketing and promotion) in the U.S. in accordance with the U.S. Commercialization Plan (subject to Section 5.2 if Cullinan exercises its Co-Promotion rights in the United States).
I.1.6
Commercialization Diligence. Following receipt of Regulatory Approval for a Collaboration Product in the United States, Taiho, either itself or through its Affiliate(s), shall use Commercially Reasonable Efforts to Commercialize such Collaboration Product in the United States for [*****] after the First Commercial Sale thereof. If, following receipt of [*****] of a Collaboration Product in the United States, Cullinan exercises its Co-Promotion Option pursuant to Section 5.2, then each Party, either itself or through its Affiliate(s), shall use Commercially Reasonable Efforts to perform, or cause to be performed, the activities for such Collaboration Product assigned to it in the Co-Promotion Plan.
I.1.7
Allowable Expenses Prior to First Commercial Sale. Subject to the remainder of this Section 5.1.7, Cullinan shall not be obligated to co-fund Allowable Expenses incurred by Taiho or its Affiliates prior to the First Commercial Sale of a Collaboration Product in the United States in excess of [*****] (the “Pre-FCS Expense Threshold”) (i.e., Cullinan’s share of such pre-First Commercial Sale Allowable Expenses shall not be greater than [*****]), unless the Parties otherwise agree (themselves or through approval of a U.S. Commercialization Budget agreed to by both Parties, themselves, through the representatives of both Parties on the JCC, JSC or the Senior Executives pursuant to Section 2.6.2 (without Taiho exercising its final decision-making authority)). Any such Allowable Expenses initially borne by Taiho pursuant to this Section 5.1.7 that would have otherwise, but for this Section 5.1.7, been borne by Cullinan through sharing of Pre-Tax Profits and Losses (such Allowable Expenses, “Pre-FCS Excess Expenses”) shall be deemed a Recoupable Excess Costs pursuant to Section 4.7.7 such that Taiho shall be permitted to recoup Pre-FCS Excess Expenses from Pre-Tax Profits.
I.10
Cullinan Co-Promotion Option of Collaboration Product in the United States.
I.1.1
Exercise of Co-Promotion Option. Cullinan shall have an option to Co-Promote the Collaboration Product (“Co-Promotion Option”) in the United States in accordance with the terms and conditions of this ARTICLE V following the Regulatory Approval of the Collaboration Product for [*****] in the United States (“[*****] Approval”). As part of such Co-Promotion Option, Taiho shall notify Cullinan in writing of the date that Taiho estimates in good faith will be the date of [*****] Approval (such date, the “Estimated [*****] Approval Date”), no more than [*****] and no less than [*****] prior to such estimated date. To exercise its Co-Promotion Option, Cullinan shall notify Taiho in writing no later than the date that is [*****] prior to the Estimated [*****] Approval Date previously provided by Taiho. If Cullinan does not so exercise the Co-Promotion Option by the date that is [*****] prior to the Estimated [*****]Approval Date, Cullinan will be deemed to have relinquished definitively its Co-Promotion Option for all purposes and shall have no further rights under this Section 5.2. If Cullinan exercises its Co-Promotion Option, as set forth above, Cullinan will be obligated to continue such Co-Promotion for a minimum period of [*****] following the [*****], and if Cullinan decides to discontinue such Co-Promotion at any time following the date that is [*****] after [*****], Cullinan may do so by providing Taiho at least [*****] prior written notice referencing this Section 5.2.1. If Cullinan provides such written notice to Taiho of its election to discontinue its Co-Promotion of the Collaboration Product in the U.S., then, following the [*****] notice period, Cullinan will have no further obligations or rights under this Agreement or the Co-Promotion Plan to Co-Promote the Collaboration Product in the U.S. Each Sales Representative used by Cullinan to Co-Promote the Collaboration Product hereunder shall be employed by Cullinan or one of its Affiliates on a full-time basis, and Cullinan may not Subcontract its Co-Promotion activities hereunder.
I.1.2
Co-Promotion Plan. Without limiting its other functions, the JCC shall be responsible for coordinating the Co-Promotion activities of the Parties in the event Cullinan has exercised its Co-Promotion Option in accordance with Section 5.2.1. In such event Taiho, in consultation with Cullinan and the JCC, shall establish the operating plan for Co-Promotion of the Collaboration Product, subject to approval of the JSC, which plan shall set out in reasonable detail: (i) overall strategies with respect to Co-Promoting the Collaboration Product in the United States; (ii) the activities to be conducted and the responsibilities of each Party in connection with such Co-Promotion of the Collaboration Product; (iii) the total number of Sales Representatives to be used by both Parties in aggregate to Co-Promote the Collaboration Product in the United States; and (iv) the boundaries of the territories in the United States for the Parties’ Co-Promotion purposes which boundaries, unless otherwise agreed by Taiho, will be defined based on Taiho’s then existing territory scheme (“Co-Promotion Plan”). Unless otherwise provided for in the Co-Promotion Plan, Taiho will have one (1) Sales Representative deployed for a given territory set out in the Co-Promotion Plan within the United States and the Co-Promotion Plan shall allocate Cullinan Sales Representatives across such territories, which such allocation of Cullinan Sales Representatives shall be as reasonably requested by Cullinan in connection with establishing the Co-Promotion Plan or amending the Co-Promotion Plan on an annual basis. For clarity, unless otherwise agreed by the Parties, it is understood that Cullinan’s activities under the Co-Promotion Plan shall be limited to Co-Promoting the Collaboration Product to prescribing health care professionals in the United States, and (unless otherwise agreed by the Parties) shall not include other Commercialization activities. All Co-Promotion activities shall be consistent with the product positions and strategy set forth in the Co-Promotion Plan and each Party will conduct all Co-Promotion activities in the U.S. in accordance with the Co-Promotion Plan.
I.1.3
Changes to the Co-Promotion Plan. After the approval of the initial Co-Promotion Plan, the JCC shall review the Co-Promotion Plan on an ongoing basis and in no event less frequently than [*****]. The JCC may propose revisions to the then-current Co-Promotion Plan to the JSC for the JSC to review and approve and the Co-Promotion Plan in effect for a given Calendar Year shall not be modified or amended except as approved by the JSC. The JSC shall review proposed amendments presented by the JCC and may approve such proposed amendments or any other proposed amendments that the JSC may consider from time to time in its discretion and, upon such approval by the JSC, the Co-Promotion Plan shall be amended accordingly and will become effective and supersede the previous Co-Promotion Plan. Amendments and updates to the Co-Promotion Plan, shall not be effective without the approval of the JSC (including via a decision or determination pursuant to Section 2.6.2). In the event that the JSC does not approve an updated Co-Promotion Plan prior to the start of the next Calendar Year, the then-current Co-Promotion Plan shall continue to apply until the updated Co-Promotion Plan is agreed by the JSC (including via a decision or determination pursuant to Section 2.6.2).
I.1.4
Scope of Co-Promotion; FTE Costs. If Cullinan exercises its Co-Promotion Option, (a) Cullinan shall be responsible for a fixed percentage of the total Sales Representatives that Detail the Collaboration Product in the United States after [*****], which percentage will be agreed by the Parties promptly following Cullinan’s notice of exercise of the Co-Promotion Option, provided that such fixed percentage shall be between [*****], and (b) Taiho shall be responsible for the remainder of the total Sales Representatives that Detail the Collaboration Product in the United States after [*****]. To the extent that Taiho provides more Sales Representatives to Detail the Collaboration Product in the United States than Cullinan provides, (i) Cullinan will bear its own FTE Costs of its Sales Representatives, (ii) Taiho will bear its own FTE Costs for an equal number of Sales Representatives that are Detailing the Collaboration Product in the United States in the same position as Cullinan’s Sales Representatives, and (iii) the FTE Costs of Taiho’s additional Sales Representatives (beyond those described in the foregoing clause (ii)) that Co-Promote the Collaboration Product in the United States in accordance with the Co-Promotion Plan will be shared by the Parties [*****] as Selling Costs and included in Allowable Expenses to be shared in accordance with the Financial Exhibit. [*****] Following Cullinan’s exercise of the Co-Promotion Option, the JCC will prepare, and submit to the JSC for approval, an update to the U.S. Commercialization Budget to account for both Parties’ Co-Promotion activities, including the FTE Costs of each Party’s Sales Representatives that Co-Promote the Collaboration Product in the United States in accordance with the Co-Promotion Plan that will be shared by the Parties pursuant to this Section 5.2.4. Any such update to the U.S. Commercialization Budget will be prepared, reviewed, and approved in accordance with Section 5.1.4.
I.1.5
Co-Promotion Coordination. Consistent with the Co-Promotion Plan, Taiho shall be responsible for coordinating the day-to-day activities of the Parties under this Section 5.2 and shall develop the strategies, systems and programs to carry out the Co-Promotion activities hereunder, provided that each Party shall be responsible for day-to-day implementation of the Co-Promotion activities for which it (or its Affiliate) has or otherwise is assigned responsibility under this Agreement or the Co-Promotion Plan and the supervision of its own Sales Representatives and each Party shall keep the other Party reasonably informed as to the progress of such activities.
I.1.6
Compliance. Each Party shall cause its Sales Representatives to comply with the Relevant Internal Policies and applicable Laws related to the performance of its obligations hereunder, including, as applicable, the Drug Regulation Laws, Health Care Law, the Federal and State Anti-Kickback Statutes and all applicable regulations thereunder, the AMA and PhRMA Guidelines, and all relevant regulations, authorizations, codes of practice and local laws regarding advertisement, sale and promotion of pharmaceutical products.

I.1.7
Medical Inquiries. Cullinan shall, and shall cause its Sales Representatives (if any) to, refer to Taiho all medical questions or inquiries from members of the medical profession in the United States regarding the Collaboration Product within [*****] of receipt and shall respond to all inquiries from Taiho and follow the directives of Taiho in connection therewith.
V.1.5
Promotional Materials. Taiho shall have the sole right and authority to develop relevant sales, promotion, education, communication and advertising materials relating to the Collaboration Product (collectively, “Promotional Materials”) for use in the United States and will be solely responsible for any advance review of the Promotional Materials required by the applicable Regulatory Authority. All Promotional Materials will comply with applicable Law and will be consistent with the Approved Labeling and Regulatory Approval for the applicable Collaboration Product. Taiho will provide the Promotional Materials to Cullinan in advance of use for Cullinan’s review, and will consider Cullinan’s comments on such Promotional Materials in good faith (which may be accomplished by Taiho providing a Cullinan representative the opportunity to review and comment on such Promotional Materials as part of Taiho’s internal promotional review committee). Each Party’s Sales Representatives will utilize only the Promotional Materials provided to them by Taiho, and will not utilize any other sales, promotional, advertising, educational, communication or advertising materials or other materials relating to or referring to the Collaboration Product, provided that Cullinan will not be required to use any Promotional Materials that Cullinan’s legal team has not also approved. Each Party’s Sales Representatives will conduct only those promotional and other sales activities relating to the Collaboration Product that have been approved in advance in accordance with the Co‑Promotion Plan. Cullinan Sales Representatives shall not modify, change or alter the Promotional Materials provided by Taiho in any way whatsoever, without the express prior written consent of Taiho. Cullinan Sales Representatives shall use such materials solely for the purpose of performing their obligations under this Agreement. Taiho will be responsible for providing and shipping to Cullinan all Promotional Materials in quantities necessary for Cullinan’s Sales Representatives to perform their activities under the Co-Promotion Plan.
V.1.6
Qualifications. All Cullinan Sales Representatives Co-Promoting Collaboration Product shall be required to have appropriate educational qualifications and experience and shall meet substantially the same standards of competence and professionalism as Taiho requires for its own Sales Representatives in the United States. Cullinan Sales Representatives shall be subject to a reasonable proficiency examination relevant to the Collaboration Product in the same manner as Taiho’s Sales Representatives. Taiho will have an opportunity to interview all such proposed hires and to provide feedback to Cullinan, which Cullinan shall consider in good faith. Cullinan shall establish its sales force, with the required number of Sales Representatives hired and in place, at least [*****] prior to the Estimated [*****] Approval Date. Notwithstanding the foregoing, in no event will the standards or qualifications on Cullinan’s Sales Representatives be more onerous than the standards and qualifications that Taiho imposes on Taiho’s Sales Representatives.
V.1.7
Training. Taiho shall provide the same sales training on the Collaboration Product for Cullinan Sales Representatives who will be Co-Promoting the Collaboration Product as the training on the Collaboration Product that Taiho provides to its own Sales Representatives who promote and Detail the Collaboration Product in the United States. Taiho will provide relevant Sales Representative training materials to Cullinan in advance for Cullinan’s review, and will consider Cullinan’s comments on such training materials in good faith. Cullinan shall be responsible for causing its Sales Representatives to attend and successfully complete the Taiho training program prior to such Sales Representatives Co‑Promoting or Detailing Collaboration Product. The Parties acknowledge and agree that in order for a Cullinan Sales Representative to be deemed to have successfully completed the training, such Cullinan Sales Representative must demonstrate thorough knowledge of the medical and technical aspects of the Collaboration Product, the Relevant Internal Policies and must achieve scores on certifications for the Collaboration Product at similar rates to those required for Taiho Sales Representatives who are Co-Promoting and Detailing the Collaboration Product in the United States. Cullinan Sales Representatives will be entitled to attend national and regional sales or plan of action meetings for Taiho Sales Representatives, except for those sections of such meetings that pertain to products of Taiho and its Affiliates other than Collaboration Products. The FTE Costs and Out-of-Pocket Costs incurred by Taiho or its Affiliate to provide such training to the extent related to the Product in the U.S. shall be included as Allowable Expenses in calculating the Pre-Tax Profit or Loss for such Collaboration Product.
V.1.8
Non-solicitation. Neither Party nor it Affiliates shall directly or indirectly recruit or solicit any Sales Representative of the other Party or its Affiliate that Details the Collaboration Product, or induce or attempt to induce any such Sales Representative to terminate their employment or other engagement with the other Party or its Affiliate; provided, however, that the foregoing shall not preclude any Party or Affiliate thereof from: (a) making good faith generalized solicitations for employees through advertisements, web-based employment services or search firms and hiring any persons through such solicitations; provided, that such Party and its Affiliates do not encourage or advise such firm to approach any such Sales Representatives; or (b) responding to or hiring any such Sales Representative of the other Party or Affiliate thereof who contacts it at his or her own initiative without any prior direct or indirect encouragement or solicitation (other than as permitted by clause (a) of this Section 5.2.11).
V.1.9
Termination of Co-Promotion. Without limiting Section 12.2, in the event that Cullinan materially fails to (a) provide the percentage of Sales Representatives or perform the Details set forth in the Co-Promotion Plan for [*****] consecutive Calendar Quarters or (b) comply with applicable Laws or the Relevant Internal Policies in connection with its Co-Promotion of the Collaboration Product, and Cullinan does not fully remedy such failure within [*****] after receiving written notice thereof (or if such failure cannot be fully remedied) then Taiho shall have the right to terminate Cullinan’s right to Co-Promote the Collaboration Product effective upon a further written notice to Cullinan, after which Taiho shall be solely responsible for all Commercialization (including all Detailing) for the Collaboration Product and Cullinan shall have no further rights to Co-Promote the Collaboration Products under this Section 5.2.
V.1.10
Certain Terms. As used herein, the terms “Approved Labeling,” “Co-Promote,” “Detail” and “Sales Representative” have the following meaning:

(a)
“Approved Labeling” means, with respect to a Collaboration Product: (a) the Regulatory Authority-approved full prescribing information for such Collaboration Product; and (b) the Regulatory Authority-approved labels (or other label provided by Taiho that is in compliance with applicable Laws) and other written, printed, or graphic materials on any container, wrapper, or any package insert that is used with or for such Collaboration Product.
(b)
“Co-Promotion” or “Co-Promote” means: (i) discussions by a Sales Representative with a prescribing health care professional during a Detail to educate that prescribing health care professional regarding the Collaboration Product in accordance with the Approved Labelling; and (ii) such other promotional activities as are mutually agreed by the Parties from time to time and included in the applicable Co-Promotion Plan. For clarity, unless otherwise expressly agreed and included in the applicable Co-Promotion Plan, “Co-Promotion” shall not include: (1) discussing or responding to questions regarding the Collaboration Product outside of the Approved Labeling; (2) medical affairs activities; (3) independently maintaining a website, call center or medical information hotline for the Collaboration Product; (4) engaging in pricing, discounting, contracting or formulary discussions with Third Parties; (5) taking orders or otherwise distributing, selling or offering the Collaboration Product for sale; or (6) other Commercialization activities beyond Detailing.
(c)
“Detail” means an interactive, one-to-one in person contact by a Sales Representative with a prescribing health care professional (as described below) in the United States, during which the Sales Representative promotes use of the Collaboration Product and discusses the attributes, benefits, prescribing information, and safety information of the Collaboration Product, all and in each case in a fair and balanced manner, strictly in accordance with the Promotional Materials, the Approved Labeling, the terms of this Agreement and all applicable Laws. As used herein, a “prescribing health care professional” means: (i) a licensed physician with prescribing authority; or (ii) a nurse, nurse practitioner or physician assistant with influence over the pharmaceutical treatment of patients. For purposes of this Section 5.2, “in person” may include virtual meetings (e.g., through Zoom, Microsoft Teams or similar platform) as and to the extent set forth in the Co-Promotion Plan.
(d)
“Sales Representative” means an individual who has been employed or engaged to conduct in-person presentations of the Collaboration Product to prescribing healthcare professionals.
ARTICLE VI

CMC DEVELOPMENT, MANUFACTURE AND SUPPLY
II.13
General. Subject to the remainder of this ARTICLE VI, Cullinan shall cooperate with Taiho or its Affiliate to transition CMC Development and Manufacture of Collaboration Product using contract manufacturing organization(s) that are conducting CMC Development and Manufacturing activities in respect of the Collaboration Products as of or prior to the Effective Date to Taiho or its Affiliate until the completion of the Manufacturing Transfer (the “Manufacturing Transition Period”) and thereafter, (a) Cullinan shall have responsibility for conducting CMC Development and Manufacturing as set forth in the GDP, which the Parties initially contemplate shall be for the Manufacture and supply of Collaboration Compound and Collaboration Product for use in the [*****] Study (and CMC Development in connection with such Manufacture and supply) and (b) Taiho shall have responsibility for other CMC Development and Manufacture of Collaboration Product in accordance with the terms of this ARTICLE VI itself and/or through one or more Third Parties (including, as applicable through such contract manufacturing organization(s) that are conducting CMC Development and Manufacturing activities in respect of the Collaboration Products as of the Effective Date).
II.14
During the Initial Manufacturing Period. It is understood that Cullinan and Cullinan’s former Affiliate had entered into the contracts listed on Exhibit 6.2 with Third Party contract manufacturers in connection with the CMC Development and Manufacture of Collaboration Product prior to the Effective Date, which former Affiliate became Taiho’s Affiliate in connection with the Stock Purchase Agreement (such contracts, the “Existing Manufacturing Contracts”). During the Manufacturing Transition Period, the Parties shall reasonably cooperate to transfer the CMC Development and Manufacturing activities for the Collaboration Product to Taiho (the “Manufacturing Transfer”) pursuant to that certain Technology Transfer and Transition Service Agreement between the Parties entered into at or around the Effective Date (the “Technology Transfer Agreement”). During the Manufacturing Transition Period Cullinan will use Commercially Reasonable Efforts to assist Taiho in overseeing the CMC Development and Manufacture and supply of Collaboration Product under the Existing Manufacturing Contracts and in resolving CMC Development and Manufacturing issues, if any, that arise in connection therewith, in each case, as requested by Taiho.
II.15
After the Manufacturing Transition Period. Taiho shall have the right to control all CMC Development (in accordance with, and subject to, the GDP) and Manufacture of the Collaboration Compound and Collaboration Product and shall use Commercially Reasonable Efforts to supply Cullinan with Collaboration Product as necessary for Cullinan to perform the Development assigned to it under the GDP (other than with respect to Collaboration Product that Cullinan is responsible for the Manufacture and supply of under the GDP). Taiho will keep Cullinan reasonably informed, through the JDC, regarding the plan for and status of CMC Development and Manufacturing activities in respect of the Collaboration Products. To the extent that Cullinan is responsible under the GDP for the Manufacture and supply of Collaboration Compound or Collaboration Product for an activity under the GDP that Taiho is responsible for conducting, Cullinan shall use Commercially Reasonable Efforts to supply Taiho with Collaboration Compound or Collaboration Product as necessary for Taiho to conduct such activity. Cullinan will keep Taiho reasonably informed, through the JDC, regarding the plan for and status of CMC Development and Manufacturing activities in respect of the Collaboration Products.
VI.1
Right to Subcontract Manufacturing Activities. Each Party is permitted to use one or more of its Affiliates to perform its CMC Development and Manufacturing activities undertaken in accordance with this Agreement; provided that neither Cullinan nor its Affiliates may subcontract to a Third Party the performance of any CMC Development or Manufacturing activities undertaken in accordance with this Agreement without Taiho’s prior written consent, except to a CMO(s) engaged under an Existing Manufacturing Contract to the extent such subcontracted activity is a continuation of the activity such CMO conducted under the applicable Existing Manufacturing Contract or is for the transfer of such activity (or management of or Know-How generated from such activity) to Taiho.
ARTICLE VII

FINANCIAL PROVISIONS
II.16
U.S. Pre-Tax Profit or Loss. The Parties shall share in Pre-Tax Profit or Loss for Collaboration Product in the United States as follows: Cullinan shall bear (and be entitled to) [*****] and Taiho shall bear (and be entitled to) [*****], as, and to the extent, provided in the Financial Exhibit. For the avoidance of doubt, the Parties will share Pre-Tax Profit or Loss for Collaboration Product in the United States in accordance with the foregoing sentence whether or not Cullinan exercises the Co-Promotion Option.
II.17
Quarterly Reconciliation and Payments.
VII.0.1
Procedure. Procedures and the timing for quarterly reporting of actual results and review and discussion of potential discrepancies, deductions, reductions, quarterly reconciliation, reasonable forecasting, and other finance and accounting matters, to the extent not set forth in this Agreement or the Financial Exhibit will be established by the Finance Working Group (together with the Development Reconciliation Procedures, the “Reconciliation Procedures”). Such procedures will provide the ability to comply with financial reporting requirements of each Party.
VII.1.2
Reporting. Beginning on the date when either Party first incurs an Allowable Expense or generates Net Sales or Other Income in accordance with this Agreement, after the end of each Calendar Quarter each Party shall provide to the Finance Working Group a report of its calculation of actual Pre-Tax Profit or Loss and Allowable Expenses (which shall include a report of the Net Sales (broken out by gross sales less applicable deductions) and Other Income, if any) with respect to such Collaboration Product for such Calendar Quarter (a “Financial Report”), in such reporting format and detail as the Finance Working Group shall establish for use, which reporting format shall be consistent with the categories calculated by each Party in accordance with its Accounting Standards; provided, however, that a preliminary estimate of the Allowable Expenses, in a format and at a time agreed by the Finance Working Group, shall be provided by each Party for purposes of financial statement close process. Each Financial Report shall specify in reasonable detail any Net Sales (broken out by gross sales less applicable deductions), Other Income or Allowable Expenses or other amounts necessary to calculate Pre-Tax Profit or Loss for the United States for such Collaboration Product in the corresponding Calendar Quarter received and incurred by each Party or any of its Affiliates in accordance with this Agreement in such Calendar Quarter. Following receipt of such Financial Reports, each Party shall reasonably cooperate to provide additional information as necessary to permit calculation and reconciliation of Pre-Tax Profit or Loss for the United States for the applicable Calendar Quarter.

VII.1.3
Flash Sales Reports. After the end of each Calendar Quarter, beginning with the Calendar Quarter in which the First Commercial Sale of the Collaboration Product in the United States occurs, Taiho will, within [*****] following the end of the Calendar Quarter, provide to the Finance Working Group a flash report providing a good faith, non-binding estimate of Net Sales of the Collaboration Product recognized during the respective Calendar Quarter. Cullinan will use reasonable efforts to limit the disclosure of such flash reports (to the extent corresponding to a period not publicly reported by Taiho) to those Cullinan personnel that would have access to similar financial information of Cullinan’s prior to public announcement thereof. The flash report may be based on forecasted numbers and the Parties agree that the final Net Sales reported in the Financial Reports for reconciliation may differ from these flash sales reports.
VII.1.4
Net Sales Reporting. It is understood that initial reporting of Net Sales pursuant to this Section 7.2 may be based on estimated accruals with respect to deductions from gross sales to calculate Net Sales for a Calendar Quarter and the Reconciliation Procedures will include mechanisms to reconcile in subsequent Calendar Quarters those estimated accruals based on actual amounts.
VII.1.5
Reconciliation and Payment
(a)
Reconciliation Discussion. In the event that either Party has any questions or concerns regarding the Development Costs (including with respect to Section 4.7.2) or calculation of Pre-Tax Profit or Loss or Allowable Expenses reported by the other Party in a Financial Report or Development Financial Report pursuant to this Section 7.2 or Section 4.7.2, the Finance Working Group shall endeavor to resolve such questions and concerns of either Party after the end of the Calendar Quarter for which such questions or concerns are raised.
(b)
Quarterly Reconciliation Payment. After receipt of the Financial Reports provided pursuant to Section 7.2 or Development Financial Reports pursuant to Section 4.7.2, the Finance Working Group shall confer and agree in writing on a reconciliation report setting out in reasonable detail the calculation of Pre-Tax Profit or Loss in the United States and any payment to be paid by Cullinan to Taiho or by Taiho to Cullinan (including in respect of Development Costs), as the case may be, (“Balancing Payment”) in order to effect the sharing of Development Costs in accordance Section 4.7.3 and the sharing of Pre-Tax Profit or Loss in accordance with this Section 7.2 and the Financial Exhibit. Each Party that is owed a Balancing Payment shall invoice the other Party for the amount of the Balancing Payment due and the other Party shall pay such invoiced amount within [*****] after delivery of such invoice.
II.18
Existing Third Party Agreement Payments. Payments under the Existing Third Party Agreements incurred after the Effective Date that are attributable and allocable to the activities undertaken by the Parties in accordance with this Agreement shall (a) to the extent allocable to a Collaboration Product for the U.S., be included as (i) Development Costs to the extent set forth in Section 4.7.1(c) or (ii) otherwise will be included as Allowable Expenses as “Existing Third Party Agreement Payments” in determining Pre-Tax Profit or Loss as provided in the Financial Exhibit and (b) to the extent allocable to a Collaboration Product for the OUS Territory or to another product (other than a Collaboration Product) be borne by Taiho. In the event that Taiho proposes to terminate or reduce the amount of any Existing Third Party Agreement Payments by making a payment to the counter-party to such Existing Third Party Agreement, it shall first discuss such proposal with Cullinan; and if Taiho in fact makes such a payment to terminate or reduce the amount of any Existing Third Party Agreement Payments (such payment, a “Buy Out Payment”) and Cullinan does not agree, within [*****] after Taiho notifies Cullinan that Taiho has made such a Buy Out Payment, to pay (and then promptly pay) to Taiho [*****] (or, if applicable, the portion described in the following sentence) of such Buy Out Payment made by Taiho, then the amount by which the Existing Third Party Agreement Payments were reduced shall instead be included in the Allowable Expenses (as an expense of Taiho’s, notwithstanding that Taiho does not actually incur such expense) and taken into account in calculating Pre-Tax Profit or Loss. In the event that such a Buy Out Payment is made by Taiho in connection with rights for products other than the Collaboration Product in the U.S. (e.g. for products other than Collaboration Products or for rights to exploit the Collaboration Products outside of the U.S.), the percentage of such Buy Out Payment to be paid by Cullinan would be [*****] of that portion of the Buy Out Payment that is fairly attributable and allocable to rights for Collaboration Product in the U.S. as of the date of the Buy Out Payment, as mutually agreed by the Parties within such [*****] period, and if the Parties fail to agree on such allocation within such [*****] period, then upon request by either Party, the matter shall be resolved by the Finance Working Group.
II.18.1
Notwithstanding the foregoing and the Financial Exhibit, Cullinan shall be solely responsible for [*****] of the payments owed under the Cullinan Pearl Royalty Agreements arising with respect to sales in [*****] (“[*****] Royalties”). Accordingly, (i) the Reconciliation Procedures shall provide for the Pre-Tax Profit and Loss to be adjusted to ensure that Cullinan bears [*****] of the [*****] Royalties and (ii) in the event that Taiho proposes a Buy Out Payment with respect to amounts owed under the Cullinan Pearl Royalty Agreements and Cullinan does not agree to pay to Taiho [*****] of such Buy Out Payment that is fairly attributable and allocable to [*****] as of the date of the Buy Out Payment (as determined in the last sentence of Section 7.3 mutatis mutandis) and if Taiho in fact makes such a Buy Out Payment, then the amount by which the [*****] Royalties were reduced shall instead be included in the Allowable Expenses (as an expense of Taiho’s, notwithstanding that Taiho does not actually incur such expense) and taken into account in calculating Pre-Tax Profit or Loss such that Cullinan bears [*****] of such Allowable Expense.
II.19
Audits. During the Term and for a period of three years thereafter (or such longer period as required by Applicable Law), each Party and its Affiliates shall keep complete and accurate records of the items underlying Development Costs, Allowable Expenses, Other Income, Net Sales (including gross sales and all applicable deductions), payments under Existing Third Party Agreements and the other elements required to prepare the reports or calculate payments required by Sections 4.7.2, 4.7.3, 7.1, 7.2 and 7.3 and the Reconciliation Procedures, and any other payments under this Agreement, including, in respect of FTE Costs, the number or fractional amount of FTEs spent on Development activities and non-Development activities and for Sales Representatives. During the Term and for a period of three years thereafter (or such longer period as required by Applicable Law), each Party will have the right, at its own expense and no more frequently than once in any 12-month period, unless for cause, to have an independent certified public accountant, selected by such Party from internationally reputable accounting firms reasonably acceptable to the other Party, review any such records of the other Party and its Affiliates in the location(s) where such records are maintained by the other Party or its Affiliates upon at least 60 days’ prior written notice and during regular business hours and under obligations of confidence, for the sole purpose of verifying the basis and accuracy of payments made under Sections 4.7.2, 4.7.3, 7.1, 7.2 and 7.3 and the Reconciliation Procedures, and any other payments due under this Agreement, within the prior 36-month period. If the review of such records reveals that the other Party has failed to accurately report information pursuant to Section 4.7.2, 4.7.3, 7.1, 7.2 and 7.3, or the Reconciliation Procedures, or make any payment (or portion thereof) required under this Agreement, then the other Party shall promptly pay to the auditing Party any underpaid amounts due under Sections 4.7.2, 4.7.3, 7.1, 7.2 and 7.3, or the Reconciliation Procedures, or otherwise due under this Agreement, together with interest calculated in the manner provided in Section 7.9. If any such discrepancies are an underpayment of amounts due under this Agreement, or overpayment of amounts reimbursed based on the other Party’s invoice or reporting under this Agreement, in each case greater than [*****] of the amounts actually due for the period covered by the audit, the other Party shall pay all reasonable costs incurred in conducting such review. Once a Party has conducted a review and audit of the other Party pursuant to this Section 7.4 in respect of any given period, it may not subsequently re-inspect the other Party’s or its Affiliates’ records in respect of such period, unless a subsequent audit of a separate reporting period uncovers fraud on the part of the audited Party that is reasonably expected to have been occurring during the prior audited period. However, if a discrepancy is identified by the accountant during the course of an audit and the Parties do not agree upon a resolution of such discrepancy, then the auditing Party’s accountant may re-inspect the books and records to the extent reasonably relevant to resolving such discrepancy.
II.20
Withholding Taxes.
VII.1.6
Each Party will make all payments to each other under this Agreement without deduction or withholding for Taxes (as that term is defined in Section 7.5.5 below) except to the extent that any such deduction or withholding is required by law in effect at the time of payment.
I.1.8
Any Tax required to be withheld on amounts payable under this Agreement will promptly be paid by the Party (or its applicable United States or Japanese Affiliate) making the payment (the “Payor”) on behalf of the Party receiving the payment (the “Payee”) to the appropriate Governmental Authority. Notwithstanding the foregoing, a reasonable amount of time prior to making any payment that is subject to withholding, the Payor shall (a) notify the Payee in writing that (i) such payment is subject to withholding, (ii) the amount that will be withheld or rate of withholding, and (iii) a reasonable description of the provision of applicable Law that requires such withholding and (b) provide the Payee a reasonable opportunity to provide any forms, certificates, applications or other documents or evidence that would exempt or reduce the amount required to be withheld. The Payor shall reasonably cooperate with the Payee with respect to item (b) of the prior sentence and with respect to any reasonable request or application for a refund from a Governmental Authority of amounts previously withheld and paid over to such Governmental Authority (which, for the avoidance of doubt, shall be prepared by the Payee, and filed by the

Payor (or its applicable Affiliate)). Such cooperation shall include the Payor, at Payee’s reasonable written request, requesting an extension from the applicable Governmental Authority for a late submission of any forms, certificates, applications or other documents or evidence that would exempt or reduce the amount required to be withheld. Within thirty days after the date of any amounts withheld or deducted by the Payor, the Payor shall furnish to the Payee the original or a certified copy of a receipt evidencing payment to the applicable Governmental Authority or other evidence reasonably satisfactory to the Payee. Except as provided in Section 7.5.3, any such Tax, to the extent withheld and paid to the appropriate Governmental Authority, (a) shall be treated for all purposes of this Agreement as having been paid to the Payee, and (b) will be an expense of and borne by Payee.
I.1.9
Notwithstanding anything to the contrary in this Agreement, in the event that a Payor redomiciles, performs its obligations under this Agreement outside of the United States or Japan or assigns its rights or obligations in accordance with Section 14.1 (each, a “Tax Action”), and as a result of such Tax Action the amount of Tax required to be withheld under Section 7.5.1 in respect of a payment by such Payor to a Payee is greater than the amount of such Tax that would have been required to be withheld or paid absent such Tax Action, then any such amount payable shall be increased to take into account such withholding taxes as may be necessary so that, after making all required withholdings (including withholdings on the additional amounts payable), the Payee receiving such payment receives an amount equal to the sum it would have received had no such Tax Action been made. The obligation to pay additional amounts pursuant to the preceding sentence shall not apply, however, to the extent such increased withholding Tax (i) would not have been imposed but for a Tax Action taken by the Party eligible to receive additional amounts pursuant to the preceding sentence or (ii) are attributable to the failure by the Party receiving a payment to comply with the requirements of Section 7.5.4. The Payor and the Payee shall reasonably cooperate with respect to any reasonable request or application for a refund from a Governmental Authority of amounts previously withheld and paid over to such Governmental Authority (which, for the avoidance of doubt, shall be prepared by the Payee and filed by the Payor (or its applicable Affiliate)) pursuant to this Section 7.5.3. For purposes of this Section 7.5.3, a “redomiciliation” shall include a reincorporation or other action resulting in a change in tax residence of the applicable Party or its assignee.
I.1.10
Each Party has provided a properly completed and duly executed IRS Form W-9 or applicable Form W-8 to the other Party. The Parties will make reasonable best efforts to minimize or eliminate any Tax withholding, including by cooperating with respect to all documentation required by any applicable taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding Taxes and qualifying for the benefits of any applicable Tax treaty.
I.1.11
For purposes of this Section 7.5, “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees in the nature of a tax (including interest, penalties and additions thereto).

II.21
Indirect Taxes. All payments are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part determined to be refundable to the receiving Party (including by reason of not having been properly chargeable in the first instance), all reasonably necessary steps requested by the paying Party will be taken by the receiving Party to receive a refund of such Indirect Taxes from the applicable Governmental Authority or other fiscal authority and any amount of such Indirect Taxes repaid or refunded by such authority to the receiving Party (net of any amounts incurred with respect to the receipt of such amounts) will be transferred to the paying Party within sixty (60) days of receipt. “Indirect Taxes” means any value added, sales, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction.
I.11
Tax Matters.
I.11.1
Tax Treatment. Not later than 180 days after the date of this Agreement, the Parties shall jointly agree in writing on the treatment of the relationship between the Parties contemplated by this Agreement for applicable Tax purposes and shall file tax returns or other reporting obligation consistent with such determination unless required by a tax authority upon final resolution of an audit or other examination. In the event, based on the written advice of an internationally recognized “Big 4” accounting firm that partnership treatment for U.S. federal income tax purposes is “more likely than not” required or following a determination by a Governmental Authority on audit or other examination that partnership treatment for U.S. federal income tax purposes is required, a Party treats the arrangement as a partnership for U.S. federal income tax purposes, the Parties agree to report consistently with such determination and shall reasonably cooperate with one another to satisfy any Tax filing or reporting obligation arising as a result of such determination, including by providing any information, forms or other certifications necessary to satisfy such obligations. The preparation of any Tax returns or Tax filing or reporting obligations described in this Section 7.7.1, any audits or other proceedings over such Tax returns or filings and obligations and any other disputes regarding this Section 7.7.1 shall be resolved by the Finance Working Group. The Parties acknowledge and agree that the sharing of the Pre-Tax Profit or Loss is not with respect to the transferring, licensing or sublicensing of any intellectual property including any Product Intellectual Property and Know-How by one Party to the other Party (or any of their respective Affiliates).
I.11.2
Cooperation on Inter-Party Structure. Each Party shall cooperate in good faith if requested by the other Party to establish or facilitate an optimal inter-Party financial operational structure which is consistent with the economic result contemplated herein, consistent to the extent feasible with each Party’s internal structures and procedures, and not adverse to the Parties financial, economic, or tax positions.

I.12
Currency Exchange.
I.1.12
Currency of Payments. All payments under this Agreement shall be paid in U.S. Dollars by wire transfer to an account designated by the receiving Party (which account the receiving Party may update from time to time in writing).
I.1.13
Currency Conversion. For the purpose of calculating any amounts due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Development Costs or Allowable Expenses expressed in currencies other than U.S. Dollars), in the case of any amounts designated in another currency, each Party shall convert such foreign currency into U.S. Dollars using its standard conversion method consistent with applicable Accounting Standards in a manner consistent with the respective Party’s customary and usual conversion procedures used in preparing its audited financial reports applied on a consistent basis, provided that such procedures use a widely accepted source of published exchange rates. With respect to Collaboration Product, the Parties shall [*****] any Currency Gains and Losses as a result of such conversion. For the purposes of this Section 7.8.2, “Currency Gains and Losses” means the gain or loss resulting from changes in exchange rates between the functional currency and the foreign currency in which the transaction is denominated, to the extent specifically identifiable to a Collaboration Product and shall only include the actual currency gains and losses realized between the end of a Calendar Quarter and the date of invoice payment for that Calendar Quarter.
I.13
Late Payments. If either Taiho or Cullinan shall fail to make a timely payment pursuant to Section 4.7, 7.2 or any other provisions of this Agreement, any such payment that is not paid on or before the date such payment is due under this Agreement shall bear interest at a per annum rate equal to[*****], but in no event higher than the highest rate permissible under Law, effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue.
I.14
Resolution of Financial Disputes. In the event there is a dispute, claim or controversy relating to any financial obligation by one Party to the other Party pursuant to this Agreement (other than a FWG Dispute), such Party shall provide such other Party with a written notice setting forth in reasonable detail the nature and factual basis for such good-faith dispute and each Party agrees that it shall seek to resolve such dispute within 20 Business Days of the date such written notice is received. In the event that no such resolution is reached by the Parties, such dispute shall be resolved through the procedures set forth in Section 13.2. Notwithstanding the foregoing, any specific amount (or portion of a payment) owed by one Party to the other Party pursuant to this Agreement that is not subject to a good faith dispute shall be paid when due.
ARTICLE VIII

INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

II.22
Ownership, Disclosure and Assignment of Product Intellectual Property.

VIII.0.1
Product Intellectual Property. The Parties acknowledge and agree that no Product Intellectual Property exists as of the Effective Date. If any Product Intellectual Property arises after the Effective Date, Taiho (or its Affiliate) shall exclusively own all Product Intellectual Property including (a) that which is conceived, made, or generated during the Term by or on behalf of Taiho or its Affiliates, or the Subcontractors and other Third Party contractors of any of them and (b) that which is conceived, made, or generated during the Term by or on behalf of Cullinan (or both Parties) or their Affiliates, or the Subcontractors and other Third Party contractors of Cullinan (or both Parties). Cullinan shall transfer to Taiho such Product Intellectual Property described in clause (b) and assign all of its and its Affiliates’ right, title, and interest in and to such Product Intellectual Property to Taiho (together with all corresponding rights in and to such Product Intellectual Property) pursuant to one or more separate assignment agreements to be entered into by the Parties after such Product Intellectual Property arises for no additional consideration, including by executing an assignment agreement in the form set forth in Exhibit 8.1.1 as requested by Taiho from time-to-time.
VIII.1.2
Inventorship. Inventorship shall be determined in accordance with United States patent laws and as if the applicable activity were conducted in the United States, but, for clarity, ownership of inventions shall not be determined by inventorship.
II.23
Prosecution and Maintenance of Patents Globally. As between the Parties, Taiho shall have the first right to prepare, file, prosecute, maintain, abandon (waiver) (“Prosecute”) any Taiho Patent or Product Patent anywhere in the world, at Taiho’s sole cost and expense (subject to the final sentence of this Section 8.2). Cullinan agrees to reasonably cooperate, and to cause its Affiliates to cooperate, with Taiho with respect to the Prosecution of Taiho Patents or Product Patents pursuant to this Section 8.2. Taiho will keep Cullinan reasonably informed as to material developments with respect to the Prosecution of the Taiho Patents and Product Patents and will provide Cullinan a reasonable opportunity to review and comment on substantive communications from any patent authority in the U.S. regarding the Taiho Patents or Product Patents, as well as drafts of any substantive filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Taiho will consider Cullinan’s comments regarding such communications and drafts in good faith. In addition, Taiho will provide Cullinan with (a) copies of all final substantive filings and responses made to any patent authority in the United States with respect to the Taiho Patents or Product Patents in a timely manner following submission thereof and (b) notice in advance of abandoning any Taiho Patents or Product Patents in the United States. If Taiho decides to abandon Prosecution of a particular Taiho Patent or Product Patent that covers a Collaboration Product in the United States during the Term, then it will promptly provide written notice to Cullinan of such decision and Cullinan may, upon written notice to Taiho, assume such Prosecution of such Patent in the United States in Taiho’s name. The FTE Costs and Out-of-Pocket Costs incurred by a Party with respect to the Prosecution of Taiho Patents and Product Patents in the United States will be included as Shared Patent Costs in the calculation of Pre-Tax Profit or Loss in accordance with the Financial Exhibit.
II.24
Third Party Infringement.

VIII.1.3
Notice. Each Party shall promptly notify the other Party of any apparent, threatened or actual infringement by a Third Party of any Taiho Patents or Product Patents by any product being exploited by a Third Party (any such product containing a Collaboration Compound, an “Infringing Product”) of which it becomes aware.
VIII.1.4
Enforcement.
(a)
Taiho Enforcement Rights. As between the Parties, Taiho shall have the sole and exclusive right to institute infringement suits or take other action under the Taiho Patents or Product Patents where a Party reasonably determines that a Third Party is marketing or plans to market an Infringing Product in the Territory, including in connection with the receipt of any notice filed pursuant to 21 U.S.C.§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) (“Paragraph IV Certification”), or any successor or similar provision of law, with respect to the Taiho Patents or the Product Patents.
(b)
Cullinan Cooperation. In the event that Taiho institutes an infringement suit or other action under the Taiho Patents or Product Patents in any jurisdiction with respect to an Infringing Product in accordance with Section 8.3.2(a), Cullinan shall, and shall cause its Affiliates to, reasonably cooperate with Taiho in its efforts to enforce such Patents and, if required under applicable Law in order for Taiho to initiate or maintain such suit and reasonably requested by Taiho, shall agree to be a party in any suit. Taiho shall notify and keep Cullinan apprised in writing of such action and shall consider and take into account Cullinan’s reasonable interests and requests regarding such action.
VIII.1.5
Conduct of Certain Actions; Costs. At Taiho’s reasonable request, Cullinan shall offer reasonable assistance to Taiho as set forth in Section 8.3.2(b). In connection with litigation or proceedings brought by Taiho under this Section 8.3, (a) Taiho shall assume and pay all of its own Out-of-Pocket Costs that are incurred in connection with any litigation or proceedings initiated by it pursuant to this Section 8.3 in the OUS Territory, (b) Taiho will reimburse Cullinan and its Affiliates for all Out-Of-Pocket Costs and FTE Costs incurred by Cullinan with respect to any assistance provided by Cullinan pursuant to Section 8.3.2(b) solely in connection with litigation or proceedings initiated by Taiho in the OUS Territory within 30 days following Cullinan’s invoice therefor, to the extent Taiho expressly requested such assistance, provided that Cullinan shall not incur more than [*****] of such Out-Of-Pocket Costs and FTE Costs without Taiho’s prior written approval, and if Taiho does not approve such costs, then Cullinan will not be obligated to provide the corresponding assistance, and (c) and each Party shall bear its own costs with respect to such litigation or proceeding in the United States, including the reasonable fees and expenses of the counsel selected by it; provided that the reasonable Out-of-Pocket Costs of such litigation in the United States shall be included as an Allowable Expense as a Shared Patent Cost.
VIII.1.6
Recoveries. With respect to any suit or action initiated pursuant to this Section 8.3, to the extent such proceeding, suit or action pertains to an Infringing Product in the United States, any recovery obtained as a result of such proceeding, by settlement or otherwise, shall be applied in the following order of priority:

(a)
[*****];
(b)
[*****]; and
(a)
[*****].
II.25
Patent Invalidity Claim.
VIII.1.7
Right to Respond. If during the Term a Third Party initiates a patent opposition, reexamination, inter partes review, post grant review, or other proceeding in the US Patent Office, European Patent Office or equivalent office in any other jurisdiction, asserting that any Taiho Patent or Product Patent is invalid or otherwise unenforceable, as between the Parties Taiho shall control the response to such Invalidity Claim. To the extent such invalidity or enforceability claim could limit or invalidate a Taiho Patent or Product Patent in the United States, such claim is referred to below as an “Invalidity Claim.”
VIII.1.8
Conduct of Certain Actions; Costs. Cullinan shall cooperate with Taiho in the preparation and formulation of a response to an Invalidity Claim, and in taking other steps reasonably necessary to respond, to such Invalidity Claim as requested by Taiho. Taiho shall have the sole and exclusive right to select counsel for the response to such Invalidity Claim. Taiho will keep Cullinan reasonably informed regarding the steps being taken by Taiho in response to any such Invalidity Claim in the United States and will consider Cullinan’s comments with respect thereto in good faith. The Out-of-Pocket Costs in defending, and providing requested assistance in the defense of, such Invalidity Claim in the United States shall be included in an Allowable Expense as a Shared Patent Cost, and otherwise borne by Taiho. To the extent any amounts are paid to a Third Party in settlement of such Invalidity Claim in the United States, the same shall be included in Allowable Expenses as a Shared Patent Cost, and otherwise borne by the controlling Party.
II.26
Claimed Infringement. Each of the Parties shall promptly notify the other in the event that any Third Party files any suit or brings any other action alleging intellectual property infringement by Taiho or Cullinan or any of their respective Affiliates with respect to the Development, Manufacture, Commercialization or use of any Collaboration Product in the United States (any such suit or other action referred to herein as an “Infringement Claim”). In the case of any Infringement Claim, Taiho shall control the response to such Infringement Claim. Upon the request of Taiho, Cullinan shall reasonably cooperate with Taiho at Taiho’s expense in the reasonable defense of such Infringement Claim. Cullinan will have the right to consult with Taiho concerning any Infringement Claim against Cullinan and to participate in and be represented by independent counsel in any associated litigation at its own expense. The Out-of-Pocket Costs in defending, providing requested assistance in the defense of, or otherwise participating in, and any damages or recovery obtained by the Third Party asserting, such Infringement Claim, by settlement or otherwise, subject to ARTICLE XI, shall be included as an Allowable Expense for purposes of calculating Pre-Tax Profit or Loss hereunder, and shared accordingly.

II.27
Patent Term Extensions. Taiho shall have the sole decision-making authority to determine which of the Taiho Patents or Product Patents, if any, are extended with respect to a Collaboration Product pursuant to U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Certificate of Protection of Member States of the EU and other similar measures in any other country. Taiho will keep Cullinan reasonably informed regarding the steps being taken by Taiho in connection with seeking patent term extensions in the United States and will consider Cullinan’s comments with respect thereto in good faith. Cullinan shall cooperate with Taiho and will use Commercially Reasonable Efforts to gain such patent term extension.
II.28
Trademarks.
VIII.1.9
Retained Rights in Corporate Marks and Logos. Each Party and its Affiliates shall retain all right, title and interest in and to its and their respective corporate names, logos and other trademarks.
VIII.1.10
Product Trademarks. The Collaboration Product shall be promoted and sold using one or more Product Trademark(s) selected by Taiho. Taiho (or its Affiliates, as appropriate) shall own and retain all rights to Product Trademark(s) in the Territory, and all goodwill associated therewith. Taiho shall own rights to any Internet domain names incorporating the Product Trademark(s) or any variation or part of such Product Trademark(s) as its URL address or any part of such address. All reasonable costs of establishing, maintaining and enforcing the Product Trademarks (the “Product Trademark Costs”) for the United States with respect to a Collaboration Product shall be an Allowable Expense and shall be taken into account in determining Pre-Tax Profit or Loss as, and to the extent, provided in the Financial Exhibit and otherwise, shall be borne by Taiho.
VIII.1.11
Trademark License. To the extent Cullinan exercises its Co-Promotion Option, Taiho, on behalf of itself and its Affiliates, shall grant to Cullinan and its Affiliates a royalty-free, fully paid up, non-exclusive license to use the Product Trademark(s) solely as included in the applicable Promotional Materials and solely for the purpose of conducting Co-Promotion activities with respect to Collaboration Product in accordance with the Co-Promotion Plan and this Agreement.
VIII.1.12
Product Trademarks and Co-Branding. Unless otherwise determined by Taiho, all packaging materials, labels and Promotional Materials relating to Collaboration Product in the Field shall display the Product Trademark(s) and no other product-specific trademarks or branding. In addition, in the event Cullinan exercises the Co-Promotion Option, and for so long as Cullinan continues to Co-Promote the Collaboration Product in accordance with Section 5.2 above, Taiho shall use Commercially Reasonable Efforts to modify Promotional Materials used for the Collaboration Product in the United States to display the trade names of both Taiho and Cullinan, to the extent permitted by applicable Law. The trade dress, style of packaging and the like with respect to each Collaboration Product in the Field may be determined by Taiho in a manner that is consistent with Taiho’s standard trade dress and style or as Taiho otherwise determines.

VIII.1.13
Enforcement. In the event Cullinan becomes aware of any infringement of any Product Trademark by a Third Party, Cullinan shall promptly notify Taiho. Taiho shall be responsible in its sole discretion for all such enforcement efforts, including the cost thereof, for infringements in the Territory, and (a) such costs in the United States in respect of Collaboration Product (including for any cooperation provided by Cullinan at Taiho’s request), to the extent reasonable, shall be included as an Allowable Expense as a Product Trademark Cost and (b) recoveries in the United States shall be considered Other Income. Taiho shall keep Cullinan reasonably informed of such efforts to enforce the Product Trademarks in the United States and will consider any comments provided by Cullinan with respect to any such enforcement efforts in the U.S. in good faith. Upon Taiho’s reasonable request, Cullinan shall reasonably cooperate with Taiho in such enforcement efforts, and, if such cooperation relates to enforcement actions taken by Taiho in the OUS Territory, then Taiho will reimburse Cullinan and its Affiliates for all Out-Of-Pocket Costs and FTE Costs incurred by Cullinan with respect to such cooperation within 30 days following Cullinan’s invoice therefor, to the extent Taiho expressly requested such cooperation, provided that Cullinan shall not incur more than [*****] of such Out-Of-Pocket Costs and FTE Costs without Taiho’s prior written approval, and if Taiho does not approve such costs, then Cullinan will not be obligated to provide the corresponding assistance.
ARTICLE IX

CONFIDENTIALITY AND PUBLICITY
II.29
Confidential Information. During the Term and for a period of seven years after any termination or expiration of this Agreement, each Party agrees to, and shall cause its Affiliates to, keep in confidence and not to disclose to any Third Party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, any Confidential Information of the other Party. As used herein, “Confidential Information” means (i) information of a confidential, proprietary, or sensitive nature, including Know-How and any technical, scientific, trade, research, manufacturing, business, financial, marketing, product, supplier, intellectual property information, given by one Party (the “Disclosing Party”) or its Affiliates to the other Party (the “Receiving Party”) or its Affiliates in connection with activities conducted under this Agreement and (ii) the terms of this Agreement. The restrictions on the disclosure and use of Confidential Information set forth in the first sentence of this Section 9.1 shall not apply to any Confidential Information (and such information will not be deemed “Confidential Information” hereunder) that:
(a)
was known by the Receiving Party or its Affiliate prior to disclosure by the Disclosing Party or its Affiliate hereunder (as evidenced by the Receiving Party’s or such Affiliate’s written records or other competent evidence);
(b)
is or becomes part of the public domain through no fault of the Receiving Party or its Affiliates in violation of this Agreement;
(c)
is disclosed to the Receiving Party or its Affiliate by a Third Party having a legal right to make such disclosure without violating any confidentiality or non-use obligation that such Third Party has to the Disclosing Party or an Affiliate thereof; or

(d)
is independently developed by personnel of the Receiving Party or its Affiliate without reliance on the Confidential Information of the Disclosing Party (as evidenced by the Receiving Party’s or such Affiliate’s written records or other competent evidence).

For purposes of this Agreement, all information within the Product Intellectual Property and any Confidential Information concerning the Collaboration Product (including Net Sales, information regarding Clinical Studies, Pre-Tax Profit or Loss and the like) shall (1) be considered Confidential Information of Taiho and not of Cullinan, and (2) notwithstanding this Section 9.1, the exceptions set forth in paragraphs (a), (c) and (d) above shall not apply to such information to the extent such information was generated or learned by Cullinan or its Affiliate in connection with the Manufacture, Development or Commercialization of the Collaboration Compound or the Collaboration Product prior to the Effective Date or is generated or learned by Cullinan or its Affiliates in connection with this Agreement, unless and until any such exception set forth in paragraph (c) or (d) applies, independent of activities performed in connection with this Agreement, for the first time following the Effective Date. Additionally, subject to the foregoing sentence and Section 7.2 of the Stock Purchase Agreement, all “Confidential Information” (as defined in the Prior CDA) that was disclosed by one Party or its Affiliate to the other Party under the Prior CDA shall be deemed Confidential Information of the Party that originally disclosed such Confidential Information.

II.30
Permitted Disclosures. Notwithstanding the foregoing, the Receiving Party may use and disclose the Disclosing Party’s Confidential Information (including terms of this Agreement or the status or results of the exploitation of the Collaboration Products) as follows: (a) under appropriate confidentiality obligations substantially equivalent to those in this Agreement, to its Affiliates, employees, directors, consultants, advisors, Subcontractors and other Third Parties to the extent such use and/or disclosure is reasonably necessary to perform its obligations or to exercise the rights granted to it under this Agreement; or (b) to the extent such disclosure is reasonably necessary in (i) prosecuting or defending litigation, (ii) complying with applicable Law, regulations or legal process, including the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange (including NASDAQ), (iii) order to respond to a valid order of a court or other governmental body, (iv) conducting Clinical Studies hereunder with respect to a Collaboration Product in the Field, (v) in Regulatory Filings or other communications or submissions to Regulatory Authorities, or submitting information to tax or other Governmental Authorities and (vi) in order to Prosecute and enforce Patents in accordance with this Agreement. If the Receiving Party or any of its Affiliates is required to disclose Confidential Information of the Disclosing Party in the case of clauses (b) of the immediately preceding sentence, the Receiving Party shall (A) provide prior notice of such intended disclosure to the Disclosing Party, (B) in the case of clauses (b)(i)-(iii) (other than in the case where such disclosure is necessary, in the reasonable opinion of the disclosing Party’s legal counsel, to comply with securities laws or regulations) allow the other Party a reasonable opportunity to intervene to protect the confidentiality of the information and oppose such disclosure and, to the extent allowable by Law, to seek limitations on the portion of Confidential Information that is required to be disclosed, and (C) shall disclose only such Confidential Information of the Disclosing Party as is so required to be disclosed.

II.31
Recipient Obligations. The Receiving Party agrees that it and its Affiliates shall provide or permit access to Confidential Information of the Disclosing Party and its Affiliates only to Receiving Party’s employees, directors, consultants, advisors and Subcontractors, and to the employees, directors, consultants, advisors and Subcontractors of its Affiliates who are subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially the same as the obligations of confidentiality and non-use of the Receiving Party pursuant to Section 9.1, provided that the Receiving Party shall remain responsible for any failure by its Affiliates, and its and its Affiliates’ respective employees, directors, consultants, advisors and Subcontractors, to treat such Confidential Information as required under Section 9.1 (as if such Affiliates, directors, employees, consultants, advisors and Subcontractors were the Receiving Party itself and directly bound to the requirements of Section 9.1).
II.32
Confidential Terms. Subject to Section 9.2, each Party agrees not to, and to cause its Affiliates not to, disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto (which consent shall not be unreasonably withheld), except each Party and its Affiliates may disclose the terms of this Agreement without such consent to advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners or private investors, lenders, sublicensees, financial or commercial partners (including as part of a securitization transaction) and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement.
I.17
Residual Knowledge. The Parties acknowledge the practical difficulty of policing the use of information inadvertently retained in the unaided memory of a Receiving Party’s or its Affiliates’ officers, directors, employees, and agents who have had rightful access to the Confidential Information of the Disclosing Party (“Residual Knowledge”), and as such each Party agrees that the Receiving Party will not be liable for the inadvertent use (without reference to any Confidential Information of the Disclosing Party) by any of its or its Affiliates’ officers, directors, employees, or agents of the Residual Knowledge that is retained in the unaided memory of such officer, director, employee or agent to the extent such officer, director, employee, or agent has not been directed to or otherwise intentionally memorized or retained such Residual Knowledge for use other than as explicitly permitted under this Agreement; provided that the foregoing is not intended to grant, and will not be deemed to grant, the Receiving Party, its Affiliates, or its officers, directors, employees, and agents (a) a right to disclose the Disclosing Party’s Confidential Information, or (b) a license under any Patents or Know-How of the Disclosing Party. The Receiving Party acknowledges and agrees that any use made by the Receiving Party of any such Residual Knowledge is on an “as is, where is” basis and at its sole risk, with all faults and all representations and warranties disclaimed by the Disclosing Party.
I.18
Publications. Except for disclosures permitted under Section 9.1 through Section 9.4 above and this Section 9.6, (a) neither Party will make any public announcement specifically regarding this Agreement, (b) Cullinan will not make any public announcement or public disclosure regarding the Collaboration Products or its Development, Manufacture or Commercialization and (c) Taiho will not make any material public announcement or public disclosure regarding the Collaboration Products or its Development, Manufacture or

Commercialization, in each case without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned, or delayed. For clarity, nothing in this Agreement shall prevent either Party from making any public disclosure relating to this Agreement or the Collaboration Products or its Development, Manufacture or Commercialization if the contents of such public disclosure have previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates.
ARTICLE X

REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS
I.15
Representations of Authority. Cullinan and Taiho each represents and warrants to the other Party that, as of the Effective Date, it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement and that it has the right to grant to the other the licenses and sublicenses granted pursuant to this Agreement.
I.16
Consents. Cullinan and Taiho each represents and warrants to the other Party that, except for any Regulatory Approvals, pricing or reimbursement approvals, manufacturing approvals or similar approvals necessary for the Development, Manufacture or Commercialization of the Collaboration Product, all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained by the Effective Date.
I.17
No Conflict. Cullinan and Taiho each represents and warrants to the other Party that, notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement by such Party, the performance of such Party’s obligations hereunder (as contemplated as of the Effective Date) and the licenses and sublicenses to be granted by such Party pursuant to this Agreement (i) do not conflict with or violate any requirement of Laws existing as of the Effective Date and applicable to such Party and (ii) do not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date. Each Party shall, and shall cause its Affiliates to, comply with all Laws applicable to the Development, Manufacture and Commercialization of the Collaboration Product, including applicable Drug Regulation Laws, Clinical Investigation Laws, Health Care Laws and export control laws.
I.18
Enforceability. Cullinan and Taiho each represents and warrants to the other Party that, as of the Effective Date, this Agreement is a legal and valid obligation binding upon it and is enforceable against it in accordance with its terms.
I.19
Collaboration Activities. Cullinan and Taiho each represents and warrants to the other Party that, as of the Effective Date, such Party and its Affiliates performing activities under this Agreement has in place or will have in place prior to its conduct of its activities under the this Agreement a written agreement or binding obligation with its employees and other personnel it appoints to perform such activities hereunder sufficient to ensure that such Party has sufficient ownership or license rights to any Product Intellectual Property developed or created by such Party to grant or assign the rights to the other Party as required to be granted or assigned under this Agreement.
I.20
Prior Activities. Each Party and its Affiliates have conducted, and, to each Party’s Knowledge, their respective contractors and consultants have conducted, prior to the Effective Date all Development and Manufacture of the Collaboration Compounds and Collaboration Products in accordance with all applicable Laws, including as applicable GLP, GCP, and GMP and any applicable Anti‑Corruption Laws or anti‑bribery laws or regulations of any Governmental Authority with jurisdiction over such activities.
I.19
No Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE COLLABORATION PRODUCT. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF THE COLLABORATION PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE COLLABORATION PRODUCT WILL BE ACHIEVED.
I.20
No Debarment. Each Party represents and warrants that neither it nor any of its employees nor to its Knowledge any of the agents or contractors performing hereunder, has ever been, is currently, or is the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual. For purposes of this provision, the following definitions shall apply:
(a)
A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug or biological product application.
(b)
A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity.
(c)
An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

(d)
A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.
I.21
Compliance with Anti-Corruption Laws.
I.1.8
Notwithstanding anything to the contrary in the Agreement, each Party hereby agrees that:
(e)
it shall not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (including the provisions of the U.S. Foreign Corrupt Practices Act, collectively “Anti-Corruption Laws”) that is applicable to such Party; and
(f)
it has not and shall not, in connection with the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree, authorize or promise to make any payment or offer or transfer anything of value, to a Government Official, to any political party or any candidate for political office or to any other Third Party related to the transaction with the purpose of influencing decisions related to either Party and/or its business in a manner that would violate Anti-Corruption Laws. For the purpose of this Agreement, “Government Official” (where ‘government’ means all levels and subdivisions of governments, i.e. local, regional, national, administrative, legislative, executive, or judicial, and royal or ruling families) means: (a) any officer or employee of a government or any department, agency or instrumentality of a government (which includes public enterprises, and entities owned or controlled by the state); (b) any officer or employee of a public international organization such as the World Bank or United Nations; (c) any officer or employee of a political party, or any candidate for public office; (d) any person defined as a government or public official under applicable local laws (including anti-bribery and corruption laws) and not already covered by any of the above; and/or; (e) any person acting in an official capacity for or on behalf of any of the above. “Government Official” shall include any person with close family members who are Government Officials (as defined above) with the capacity, actual or perceived, to influence or take official decisions affecting either Party’s business.
I.1.1
Either Party shall be entitled to terminate this Agreement immediately on written notice to the other Party if such other Party fails to comply with this Section 10.9.
I.22
Licenses and Permits. Each Party covenants that it will obtain and maintain all licenses, franchises, permits or other authorizations required to perform its activities in connection with the Collaboration Products.
I.23
No Conflicting Transactions. Taiho and its Affiliates will (a) not assign, transfer, encumber, or otherwise grant any Third Party any rights with respect to any Taiho Intellectual Property or the Product Intellectual Property that would conflict with, limit the scope of, or adversely affect the rights granted to Cullinan under this Agreement and (b) neither Taiho nor any of Affiliates will effect any corporate restructuring or enter into any new agreement or otherwise obligate itself to any Third Party, or amend an existing agreement with a Third Party, in each case, in a manner that conflicts with or otherwise adversely affect the rights and licenses (or sublicenses, as the case may be) granted to Cullinan under this Agreement.
I.24
Maintenance of Taiho Agreements. Taiho or its Affiliate, as applicable, will (a) not breach or be in default under any of its obligations under any Third Party In-License, (b) will satisfy all of its obligations under each Third Party In-License, including any obligations arising due to the execution of this Agreement, (c) not take any action or omit to take any action that could give rise to a termination right of any counterparty to any Third Party In-License, and (d) not terminate any Third Party In-License, or amend or waive any provision thereof, in each case of this Section 10.12, in a manner that would adversely affect Cullinan’s rights or licenses under this Agreement, without Cullinan’s prior written consent.
I.1
Compliance with Subcontracts; Cooperation. If, under the GDP, a Party is responsible for performing certain Development activities being conducted by a Subcontractor, but the other Party (or its Affiliate) is a party to the Subcontract with such Subcontractor, then the performing Party will not (a) take any action or omit to take any action that would be a breach or default under any obligations under such Subcontract, or (b) take any action or omit to take any action that could give rise to a termination right of any counterparty to such Subcontract. The Parties will reasonably cooperate with each other to enter into new agreements or statements of work with applicable Subcontractors, with the goal that, to the extent practicable, the Party that is responsible, under the GDP, for performing the Development activities being conducted by a Subcontractor is the Party that is a party to the Subcontract with such Subcontractor (and accordingly is responsible for remitting the payments to such Subcontractor under the applicable Subcontract).
I.74
Data Privacy and Security. Each Party covenants that it will comply with all applicable Data Security and Privacy Laws in its performance of its obligations under this Agreement, in all material respects. The Parties shall enter into a written agreement governing their respective obligations with respect to the Personally Identifiable Information prior to exchanging any Personally Identifiable Information under this Agreement including, in the case of transfers of Personal Data outside the EEA, the Standard Contractual Clauses and/or other required measures under applicable Law to safeguard such Personal Data.
ARTICLE XI

INDEMNIFICATION
I.75
General Indemnification By Cullinan. Cullinan shall indemnify and hold harmless Taiho, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Taiho Indemnified Parties”), from, against and in respect of any and all Actions, damages, losses, liabilities, costs (including costs of investigation, defense), fines, penalties, Government Orders, taxes, expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts fees and expenses), resulting from a claim or Action of a Third Party or Governmental Authority (collectively, “Losses”), incurred or suffered by the Taiho Indemnified Parties or any of them as a result of, arising out of or relating to: (i) any breach of, or inaccuracy in, any representation or warranty made by Cullinan in this Agreement, or any breach or violation of any covenant or agreement of Cullinan in or pursuant to this Agreement; or (ii) the negligence, intentional misconduct or violation of Law by or of Cullinan, its Affiliates and their respective directors, officers, employees and agents or any of them; except, in each case, to the extent caused by and attributable to the negligence, willful misconduct, or violation of Law of or by Taiho or any of the other Taiho Indemnified Parties, any breach or violation of any representation, warranty, covenant or agreement in or pursuant to this Agreement by Taiho or any of the other Taiho Indemnified Parties. For clarity, Losses shall not include any damages sustained by any Taiho Indemnified Party as a result of the actions described in clauses (i) or (ii) of the immediately preceding sentence, except to the extent that such damages are paid by a Taiho Indemnified Party to a Third Party or Governmental Authority as a result of a claim or Action of a Third Party or Governmental Authority.
I.76
General Indemnification By Taiho. Taiho shall indemnify and hold harmless Cullinan, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Cullinan Indemnified Parties”), from, against and in respect of any and all Losses incurred or suffered by the Cullinan Indemnified Parties or any of them as a result of, arising out of or relating to: (i) any breach of, or inaccuracy in, any representation or warranty made by Taiho in this Agreement, or any breach or violation of any covenant or agreement of Taiho in or pursuant to this Agreement; (ii) the negligence, intentional misconduct or violation of Law by or of Taiho or any of the other Taiho Indemnified Parties, or (iii) the Development, Manufacture, or Commercialization of the Collaboration Product by Taiho or any of the Taiho Indemnified Parties in the OUS Territory (other than Development of the Collaboration Product under the GDP and Manufacture of Collaboration Product in support of such Development); except, in each case, to the extent caused by and attributable to the negligence, willful misconduct or violation of Law of or by Cullinan or any of the other Cullinan Indemnified Parties, or any breach or violation of any representation, warranty, covenant or agreement in or pursuant to this Agreement by Cullinan or any of the other Cullinan Indemnified Parties. For clarity, Losses shall not include any damages sustained by any Cullinan Indemnified Party as a result of the actions described in clauses (i), (ii), or (iii) of the immediately preceding sentence, except to the extent that such damages are paid by a Cullinan Indemnified Party to a Third Party or Governmental Authority as a result of a claim or Action of a Third Party or Governmental Authority.
I.77
Product Liability Costs. Except with respect to such portion (if any) of Product Liability Costs that are Losses entitled to indemnification under clause (ii) of Section 11.1 or clause (ii) of Section 11.2, all Product Liability Costs incurred in connection with any Claim, Action or proceeding related to a Third Party Product Liability Action arising from (a) Development of Collaboration Product under the GDP, (b) Commercialization of a Collaboration Product in the United States, or (c) Manufacturing of Collaboration Product for use in connection with the activities within the foregoing clauses (a) or (b) (the “Shared Product Liability Costs”) prior to expiration or termination of the Term shall be taken into account in determining Pre-Tax Profit or Loss as, and to the extent, provided in the Financial Exhibit.
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Claims for General Indemnification.

XI.0.1
Notice. A person entitled to indemnification under Sections 11.1 or 11.2 (an “Indemnified Party”) shall give prompt written notification to the person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought (each, a “Claim”) or, if earlier, upon the assertion of any such Claim by a Third Party; provided, however, failure by an Indemnified Party to give notice of a Claim as provided in this Section 11.4.1 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement, except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice.
XI.1.2
Defense. Within 30 days after delivery of a notice of any Claim in accordance with Section 11.4.1, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense.
XI.1.3
Cooperation. The Party controlling the defense of any Claim shall keep the other Party advised of the status of such Claim and the defense thereof and shall reasonably consider recommendations made by the other Party with respect thereto. The other Party shall cooperate fully with the Party controlling such defense and its Affiliates and agents in defense of the Claim and all Out-of-Pocket Costs of such cooperation will be borne by the Party controlling such defense.
XI.1.4
Settlement. The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party, or that would limit or otherwise adversely affect the rights of the other Party, without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld.
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Conduct of Product Liability Claims.
XI.1.5
Each of the Parties shall promptly notify the other in the event that any Third Party asserts or files any product liability Claim or other Action relating to alleged defects in the Collaboration Product (whether design defects, manufacturing defects, defects in sales or marketing, failure to warn or the like) (“Third Party Product Liability Action”) against such Party. In the event of a Third Party Product Liability Action against such a single Party, the unnamed Party shall have the right, in the unnamed Party’s sole discretion, to join or otherwise participate in such legal action with legal counsel selected by the unnamed Party and reasonably acceptable to the named Party. The Party named in such Third Party Product Liability Action shall have the right to control the defense of the action as it pertains to such Party, but shall notify and keep the unnamed Party apprised in writing of such action and shall consider and take into account the unnamed Party’s reasonable interests and requests and suggestions regarding the defense of such action. In the event of a Third Party Product Liability Action against both Parties, Taiho shall control the response to such Third Party Product Liability Action.
XI.1.6
The non-controlling Party of a Third Party Product Liability Action shall reasonably cooperate with the controlling Party in the preparation and formulation of a defense to such Third Party Product Liability Action, and in taking other steps reasonably necessary to respond to such Third Party Product Liability Action. The controlling Party shall have the sole and exclusive right to select its counsel for the defense to such Third Party Product Liability Action. If required under applicable Law in order for the controlling Party to maintain a suit in response to such Third Party Product Liability Action, the non-controlling Party shall join as a party to the suit. Subject to Section 11.3, (i) the controlling Party shall assume and pay all of its own Out-of-Pocket Costs incurred in connection with any litigation or proceedings related to such Third Party Product Liability Action, including the fees and expenses of the counsel selected by it, as well as the Out-of-Pocket Costs of the non-controlling Party associated with providing assistance requested by the controlling Party or joining the suit if requested by the controlling Party or required to maintain the suit, and (ii) the non-controlling Party shall also have the right to participate and be represented in any such suit by its own counsel at its own expense. The controlling Party shall not settle or compromise any Third Party Product Liability Action without the consent of the other Party, which consent shall not be unreasonably withheld.
ARTICLE XII

TERM AND TERMINATION
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Term. Unless terminated earlier in accordance with this ARTICLE XII, this Agreement shall remain in force for the Term.
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Termination For Material Breach.
XII.0.1
Termination. Upon any material breach of this Agreement by a Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) may terminate this Agreement by providing [*****] written notice to the Breaching Party in the case of a breach of a payment obligation and [*****]’ written notice to the Breaching Party in the case of any other material breach, which notice shall, in each case (i) expressly reference this Section 12.2, (ii) reasonably describe the alleged breach which is the basis of such termination, and (iii) clearly state the Non-Breaching Party’s intent to terminate this Agreement if the alleged breach is not cured within the applicable cure period (“Termination Notice”). The termination shall become effective at the end of the notice period unless the Breaching Party cures such breach during such notice period. Notwithstanding the foregoing, if such breach, by its nature, is curable, but is not reasonably curable within the applicable cure period, then such cure period shall be extended if the Breaching Party provides a written plan for curing such breach to the Non-Breaching Party and uses Commercially Reasonable Efforts to cure such breach in accordance with such written plan, provided that no such extension shall exceed an additional [*****] and the cure period shall only be so extended one time without the consent of the Non-Breaching Party.

I.1.2
Disputes Regarding Material Breach. In the event that the Party alleged by the other Party to have committed a material breach under Section 12.2.1 reasonably and in good faith disputes the occurrence of such material breach, then the alleged Breaching Party shall provide written notice thereof to the Non-Breaching Party prior to expiration of the applicable cure period under Section 12.2.1 for such alleged material breach and thereafter the issue of whether the Non-Breaching Party may properly terminate this Agreement on expiration of the applicable cure period will be resolved in accordance with ARTICLE XIII. As of the date that the alleged Breaching Party delivers to the Non-Breaching Party written notice disputing such claim of material breach the applicable cure period under Section 12.2.1 for such alleged material breach shall begin to be tolled; provided that as soon as practicable following the appointment of the arbitrator for any arbitration proceeding conducted pursuant to this Section 12.2.2, the arbitrator shall determine whether such dispute has been brought in good faith by the alleged Breaching Party. If the arbitrator determines that the alleged Breaching Party has brought such dispute in good faith, then the tolling of the applicable cure period shall continue, the Non-Breaching Party shall not have the right to terminate this Agreement unless and until it has been finally determined in accordance with Section 13.2 that the alleged Breaching Party is in material breach of this Agreement and the Breaching Party fails to cure such breach within the time period remaining in the applicable cure period as of the date of such determination (the “Additional Cure Period”). If the arbitrator determines that such dispute was not brought in good faith, then the applicable cure period shall cease to be tolled as of the date of such determination. It is understood that such determination of the arbitrator under this Section 12.2.2 shall not be binding on either Party as to the question of whether the alleged Breaching Party is in material breach of the Agreement and shall apply only to determine whether or not the dispute was brought in good faith by the alleged Breaching Party (and accordingly whether the applicable cure period should continue to be tolled as provided in this Section 12.2.2 to provide an Additional Cure Period). In any case, the final determination of whether the alleged Breaching Party is in material breach of this Agreement shall be determined only pursuant to Section 13.1 and Section 13.2 and no termination under Section 12.2.1 shall become effective until such determination. Such proceeding will not suspend any obligations of either Party hereunder, and each Party will use reasonable efforts to mitigate any damage. If as a result of such dispute resolution proceeding it is determined that the Breaching Party did not commit such material breach (or such material breach was cured in accordance with this Section 12.2), then no termination will be effective, and this Agreement will continue in full force and effect.
I.1.3
Related Agreements. Solely for purposes of this ARTICLE XII, a breach by either Party or its Affiliate of a material term of the Technology Transfer Agreement, or of Sections 5.1, 5.2, 6.4, 6.6, 7.2, or 7.5 of the Stock Purchase Agreement shall be deemed a breach of this Agreement, as if such provisions were stated herein, all of which shall be deemed an integral part of this Agreement.
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Termination for Convenience by Cullinan. Cullinan may terminate this Agreement at its sole discretion upon [*****] prior written notice to Taiho at any time after the earlier of (a) Regulatory Approval of a Collaboration Product for [*****] and [*****] or (b) [*****], provided, however, that Cullinan shall continue to [*****] the Development Costs in connection with the conduct of any Clinical Study that has been Initiated prior to the date that Cullinan provides notice of termination to the extent Cullinan would have shared such Development Costs had Cullinan not terminated this Agreement.
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Effects of Termination. In the event of expiration or termination of this Agreement, the provisions of this Section 12.4 shall apply.
(a)
Accrued Obligations. Expiration or termination of this Agreement for any reason shall not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.
(b)
Non-Exclusive Remedy. Notwithstanding anything herein to the contrary, expiration or termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or equity.
(c)
Survival. In the event of any expiration or termination of this Agreement, the provisions set forth in the following Articles and Sections: ARTICLE I, 3.3, 4.3.4 (solely for a period of [*****] (or such longer period as required by Applicable Law) following expiration or termination and with respect to Taiho’s rights and Cullinan’s obligations regarding Cullinan’s, its Affiliates and Subcontractors sites and facilities where Collaboration Products were Developed prior to the effective date of termination), 4.4.3(c), 4.4.4 (with respect to Taiho’s rights and Cullinan’s obligations), 4.4.5 (solely for a period of [*****] (or such longer period as required by Applicable Law) following expiration or termination and with respect to Cullinan’s, its Affiliates and Subcontractors sites and facilities where Clinical Studies or Manufacturing of Collaboration Product were conducted prior to the effective date of termination), 4.5 (solely with respect to such Know-How conceived, made, or generated during the Term and not previously shared with Taiho), 4.7.2 through 4.7.4 (to the extent necessary for reimbursement of Development Costs incurred prior to expiration or termination or otherwise required to be shared by the Parties thereafter pursuant to this Section 12.4), 6.2 (to the extent the Manufacturing Transfer has not been completed), 7.2 (to the extent necessary to reconcile Pre Tax Profits or Losses based on Allowable Expenses incurred and Net Sales and Other Income earned prior to the expiration or termination of this Agreement and reimburse Development Costs incurred prior to expiration or termination, or otherwise required to be shared by the Parties thereafter pursuant to this Section 12.4), 7.4 (for the time period set forth therein) through 7.10, 8.1, 8.7.1, ARTICLE IX (excluding clause (c) of Section 9.6), 10.7, 11.1, 11.2, 11.4, 11.3 and 11.5 (in each case (11.3 and 11.5) with respect to Third Party Product Liability Actions pertaining to activities conducted prior to expiration or termination of the Agreement), 12.3 (with respect to the obligation to continue to share Development Costs for certain Clinical Studies, as set forth in Section 12.3), 12.4, ARTICLE XIII, 14.1, and 14.3 through 14.15, and the Financial Exhibit (to the extent necessary to reconcile and share Pre-Tax Profit or Loss based on Allowable Expenses, Other Income or Net Sales incurred or earned ruing the Term or otherwise required to be shared after expiration or termination of the Agreement pursuant to this Section 12.4), shall survive, as well as any other Sections or defined terms referred to in such Sections or Articles or necessary to give them effect. Furthermore, any other provisions required to interpret the Parties’ rights and obligations under this Agreement shall survive to the extent required. Except as otherwise provided in this ARTICLE XII, all rights and obligations of the Parties under this Agreement, including any licenses granted hereunder, shall terminate upon expiration or termination of this Agreement for any reason.
(d)
Return of Materials. Within 30 days after termination of the Agreement, each Party shall destroy, and cause its Affiliates to destroy, all tangible items solely comprising, bearing or containing any Confidential Information of the other Party that are in such Party’s or its Affiliates’ possession or control, and provide written certification of such destruction, or prepare such tangible items of Confidential Information for shipment to the Disclosing Party, as the Disclosing Party may direct, provided that such Party may retain one copy of such Confidential Information of the other Party for its legal archives and Taiho may retain such tangible items to the extent necessary or reasonably useful to Develop, Manufacture and Commercialize Collaboration Products. Each Party hereby agrees that, with respect to tangible items and materials that contain Confidential Information of the other Party and other information, the Receiving Party and its Affiliates shall not use or disclose the Confidential Information of the Disclosing Party contained in such items and materials following the effective date of termination, provided that Taiho may use and disclose such Confidential Information to the extent necessary or reasonably useful to Develop, Manufacture and Commercialize Collaboration Products.
(e)
Post-Termination Shared Product Liability Costs. In the event a Party or any of its Affiliates incurs any Shared Product Liability Costs described in Section 11.3 after the Term and after the final reconciliation of Pre-Tax Profit or Loss under Section 7.2 in accordance with Reconciliation Procedures and the Financial Exhibit, which Shared Product Liability Costs are attributable to sales or other activities under this Agreement for a Collaboration Product for the United States prior to expiration or termination of the Term, each Party shall be responsible for [*****] of such Shared Product Liability Costs (but only to the extent attributable to sales or other activities under this Agreement for a Collaboration Product for the United States prior to expiration or termination of the Term). Each Party will promptly pay the other Party its share of any such Shared Product Liability Costs after receipt of detailed supporting documentation evidencing such Shared Product Liability Costs.
(f)
On-Going Clinical Study. In the event that any Clinical Study conducted by Cullinan with respect to Collaboration Product has been Initiated and is on-going as of the effective date of any termination of this Agreement (each, an “On-Going Clinical Study”), Cullinan agrees, as Taiho may request, to (A) promptly transition to Taiho or its designee some or all of such On-Going Clinical Studies and the activities related to or supporting such trials, (B) continue to conduct such On-Going Clinical Studies for a period requested by Taiho not to exceed [*****] months following the effective date of termination, or (C) terminate such On-Going Clinical Studies in a manner consistent with applicable Laws. Each Party shall continue to fund its share of Development Costs with respect to such On-Going Clinical Study through completion (or earlier termination or transition to Taiho), provided that each Party’s funding obligation for such On-Going Clinical Study would not exceed its share of Development Costs for such On-Going

Clinical Study budgeted in the Development Budget existing as of such termination of this Agreement.
ARTICLE XIII

DECISION-MAKING; DISPUTE RESOLUTION
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Referral to Senior Executives. With the exception of those matters within the JSC or another Joint Committees decision-making authority subject to determination as provided in Section 2.6.2, if any dispute arises out of or relates to this Agreement, the Parties agree to first seek to resolve such dispute by referring such dispute to the respective Senior Executives of each Party for resolution. Such referral shall take place within 15 days after a written request by either Party to the other Party that resolution by the Senior Executives be attempted. If the Senior Executives of the Parties do not succeed in negotiating a resolution of such dispute within 15 days following referral to them for resolution, and a Party wishes to pursue the matter, such Party may initiate binding arbitration in accordance with Section 13.2.
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Arbitration.
XIII.0.1
With the exception of those matters within the JSC or another Joint Committees decision-making authority subject to determination as provided in Section 2.6.2, any dispute arising out of or relating to this Agreement that has not been resolved pursuant to Section 13.1 shall be resolved through binding arbitration as follows:
(a)
A Party may submit such dispute to arbitration by notifying the other Party, in writing, of such dispute. Within 30 days after receipt of such notice, the Parties shall designate in writing a single arbitrator to resolve the dispute; provided, however, that if the Parties cannot agree on an arbitrator within such 30-day period, the arbitrator shall be selected by the New York, New York office of the American Arbitration Association (the “AAA”). The arbitrator shall not be an Affiliate, employee, consultant, officer, director or stockholder of any Party and shall not have worked for or with either Party in the five years preceding the selection of such arbitrator.
(b)
The arbitration shall be governed by the Commercial Arbitration Rules of the AAA, and unless otherwise mutually agreed by the Parties the arbitration shall be conducted by a single arbitrator.
(c)
The arbitrator shall use his or her best efforts to rule within 30 days after the completion of the hearing described in Section 13.2.1(b). The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties. The arbitrator shall issue a reasoned opinion in writing and shall deliver that opinion to the Parties. The Parties agree that the arbitrator may engage one or more Experts to assist the arbitrator in making a decision, and the fees and expenses of such expert(s) shall be deemed expenses of the arbitration for purposes of Section 13.2.1(d) and below. The arbitrator shall seek to obtain the mutual agreement of the Parties regarding the selection of such Expert(s), but absent such agreement, the Expert(s) shall be selected by the arbitrator. For such purposes, an “Expert” means a disinterested individual who has expertise and experience with respect to the subject matter of dispute, as determined by the arbitrator. Neither the Expert nor any of the Expert’s former employers shall be or have been at any time an Affiliate, employee, officer or director of, or consultant for, either Party or any of its Affiliates.
(d)
The arbitrator will be empowered to award damages only to the extent of actual damages suffered, and only to the extent consistent with Section 14.11, in each case, regardless of whether any such damages are contained in a proposal. The arbitrator will not be authorized to reform, modify, or materially change this Agreement. Each Party will bear (i) its own costs and expenses and attorneys’ fees and (ii) an equal share of the arbitrator’s fees and any administrative fees of arbitration, in each case, unless the arbitrator determines that a Party has incurred unreasonable expenses due to vexatious or bad faith positions taken by the other Party, in which event the arbitrators may make an award of all or any portion of such expenses (including attorneys’ fees and expenses) so incurred.
(e)
Any arbitration pursuant to this Section 13.2 shall be conducted in New York, New York, U.S.A. Any arbitration award may be entered in and enforced by any court of competent jurisdiction.
(f)
Nothing in this Section 13.2 or in Section 13.1 shall be construed as limiting in any way the right of a Party to seek an injunction or other equitable relief with respect to any actual or threatened breach of this Agreement or to bring an action in aid of arbitration. Should any Party seek an injunction or other equitable relief, or bring an action in aid of arbitration, then for purposes of determining whether to grant such injunction or other equitable relief, or whether to issue any order in aid of arbitration, the dispute underlying the request for such injunction or other equitable relief, or action in aid of arbitration, may be heard by the court in which such action or proceeding is brought.
(g)
Any award of the arbitrator may be entered in any court of competent jurisdiction for a judicial recognition of the decision and applicable orders of enforcement.
XIII.1.2
Resolution by Baseball Arbitration. Notwithstanding Section 13.2.1 above, a FWG Dispute shall be resolved by binding arbitration conducted pursuant to Section 13.2.1, except such arbitration shall be a “baseball arbitration proceeding” and accordingly, the procedures therefore shall be modified as follows:
(a)
The arbitrator may fashion such detailed procedures as the arbitrator considers appropriate to implement the intent that such proceeding shall be a “baseball” or “best offer” style arbitration (including to the extent the arbitrator determines is warranted, an iterative process by which the Parties may submit and revise their positions in response to the other Party’s position, to arrive at final positions of each Party). If so requested by the arbitrator, each Party shall make one or more oral and/or other written submissions to the arbitrator in accordance with such procedures; provided that the other Party shall have the right to be present during any oral submissions.
(b)
The arbitrator shall select one of the Party’s positions as his or her decision, based on what is most reasonable and equitable to all of the Parties under the circumstances based on the intent of this Agreement and the relevant circumstances, and the arbitrator shall not have the authority to render any substantive decision other than to so select one Party’s final position as the arbitrator’s final decision.
(c)
In any arbitration under this Section 13.2.2, the arbitrator and the Parties shall use their best efforts to resolve the dispute within 90 days after the selection of the arbitrator, or as soon thereafter as is practicable.
ARTICLE XIV

MISCELLANEOUS
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Assignment; Successors. Neither Party shall assign this Agreement or any of its rights or duties hereunder without the prior written consent of the other Party; provided, however, that no such consent shall be required with respect to any such assignment: (a) to an Affiliate or (b) to a Third Party that acquires all or substantially all of the business or assets of such Party (whether by merger, reorganization, acquisition, sale or otherwise), provided that such assignee will be bound by the terms and conditions of this Agreement. The assigning Party shall provide the other Party written notice of any such assignment following such assignment. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties. Any assignment of this Agreement not in accordance with this Section 14.1 shall be null and void.
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Change of Control; Competing Activities. In the event (i) of the occurrence of a Change of Control of a Party during the Term in which the Acquirer is conducting a Competing Activity or (ii) a Party or its Affiliates, directly or indirectly, conducts any Clinical Study, marketing, sales or promotion of a Competing Product (excluding of a Collaboration Product (or New Collaboration Product in the case of Taiho) in accordance with this Agreement) (“Competing Activity”), then the following provisions of this Section 14.2 shall apply. Notwithstanding the foregoing, Competing Activity shall not include a Party’s or its Affiliate’s conduct of Clinical Studies on their other products (that are not a Competing Product) in combination with Third Party Competing Products or with a Collaboration Product (or New Collaboration Product in the case of Taiho) for which Regulatory Approval has been obtained by or under the authority of Taiho; provided, in the case of a Third Party Competing Product, that such Party and its Affiliates (x) do not have the right to market, sell or promote such Competing Product and (y) do not have any financial interest in such Competing Product.
(a)
Protective Procedures. The Parties shall adopt reasonable operating procedures to be established by the JSC to prevent competitively sensitive Confidential Information of the other Party from being disclosed to or used by the Acquirer or such Party and its Affiliates, as applicable, in connection with the Competing Activities. Without limiting the foregoing, if Cullinan, its Affiliates or an Acquirer of Cullinan conducts Competing Activities, then Taiho shall no longer be obligated to share with Cullinan or its Affiliates (or an Acquirer) the GDP, the Commercialization Plan or other plans and strategies for the Development or Commercialization of the Collaboration Product or the results thereof, other than the applicable

Development Budget, U.S. Commercialization Budget and the financial calculation of actual Development Costs and Pre Tax Profits and Losses to be shared by the Parties under this Agreement. For such purposes, “Acquirer” shall mean, collectively, the acquiring entity and any of its Affiliates, other than the acquired Party or any entity that was an Affiliate of the acquired Party prior to the Change of Control.
(b)
Co-Promotion. Taiho may terminate Cullinan’s Co-Promotion Option (and rights to Co-Promote) by [*****] or (ii) after commencement of [*****]. Notwithstanding any such termination of Cullinan’s Co-Promotion Option, (A) Taiho shall keep Cullinan informed with respect to its Commercialization activities for Collaboration Product, including forecasts to reasonably understand anticipated Pre-Tax Profit or Losses in the period for which Taiho has forecasted them and (B) the Parties will continue to share Pre-Tax Profit or Loss as set forth in Section 7.1.
(c)
Definition.
(i)
As used herein, “Change of Control” means (a) completion of a merger, reorganization, amalgamation, arrangement, share exchange, consolidation, tender or exchange offer, private purchase, business combination, recapitalization or other transaction involving a Party as a result of which either (1) the stockholders of such Party immediately preceding such transaction hold less than 50% of the outstanding shares, or less than 50% of the outstanding voting power, respectively, of the ultimate company or entity resulting from such transaction immediately after consummation thereof (including a company or entity which as a result of such transaction owns the then outstanding securities of such Party or all or substantially all of such Party’s assets, including such Party’s assets related to the Collaboration Product, either directly or through one or more subsidiaries), or (2) any single Third Party person or group (within the meaning of the U.S. Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect, referred to as a “Group”) holds 50% or more of the outstanding shares or voting power of the ultimate company or entity resulting from such transaction immediately after the consummation thereof (including a company or entity which as a result of such transaction owns the then outstanding securities of such Party or all or substantially all of such Party’s assets either directly or through one or more subsidiaries); (b) the direct or indirect acquisition (including by means of a tender offer or an exchange offer) by any Third Party person or Group of beneficial ownership (within the meaning of the U.S. Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect), or the right to acquire beneficial ownership, or formation of any Third Party Group which beneficially owns or has the right to acquire beneficial ownership, of 50% or more of either the outstanding voting power or the then outstanding shares of such Party, in each case on a fully diluted basis; (d) the adoption of a plan relating to the liquidation or dissolution of such Party, other than in connection with a corporate reorganization (without limitation of clause (a), above); or (e) the sale or disposition to a Third Party of all or substantially all the assets of such Party (determined on a consolidated basis), including such Party’s assets related to the Collaboration Product.
(ii)
“Competing Product” means any product that [*****].

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Choice of Law. This Agreement and any dispute shall be governed by and interpreted under, and any court action in accordance with Section 14.9 shall apply, the laws of the State of New York excluding: (i) its conflicts of laws principles; (ii) the United Nations Conventions on Contracts for the International Sale of Goods; (iii) the 1974 Convention on the Limitation Period in the International Sale of Goods (the “1974 Convention”); and (iv) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.
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Notices. Any notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing and shall be deemed to have been delivered upon personal delivery or (i) in the case of notices provided between Parties in the continental United States, four days after deposit in the mail or the Business Day next following deposit with a reputable overnight courier and (ii) in the case of notices provided by electronic transmission (which notice shall be followed immediately by an additional notice pursuant to clause (i) above if the notice is of a default hereunder), upon confirmation of receipt by the recipient, address to the Parties at their respective addresses as follows (or at such other addresses as may have been furnished in writing by one of the Parties to the other as provided in this Section 14.4):

If to Taiho:	Taiho Pharmaceutical Co., Ltd. 1-27 Kandanishiki-cho, Chiyoda-ku Tokyo 101-8444, Japan Attn: Director, Business Development
With a copy to: (which shall not constitute notice)	Taiho Oncology, Inc. 101 Carnegie Center, Suite 101 Princeton, NJ 08540 USA Attn: General Counsel
and:	Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, California 94304 USA Attn: Kenneth A. Clark

If to Cullinan:	Cullinan Oncology, Inc. One Main Street, Suite 520 Cambridge, MA 02142 Attention: Corinne Savill, CBO, and Raymond Keane, CLO Email: csavill@cullinanoncology.com and rkeane@cullinanoncology.com

With a copy to: (which shall not constitute notice)	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 Attn: Abigail Gregor Email: Abigail.Gregor@ropesgray.com
II.35
Severability. If, under applicable Law, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), it is mutually agreed that this Agreement shall endure except for the Severed Clause. The Parties shall consult one another and use their reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.
II.36
Integration. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter of this Agreement and supersedes all previous agreements, whether written or oral, excluding the Stock Purchase Agreement and any Related Agreements (as defined in the Stock Purchase Agreement). Notwithstanding the authority granted to the JSC, JDC, JCC and any Working Groups under this Agreement, this Agreement may be amended only in writing signed by authorized representatives of each of Cullinan and Taiho. In the event of a conflict between the GDP or the U.S. Commercialization Plan, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall govern.
II.37
Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. Except as expressly set forth herein, the rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available.

II.38
Independent Contractors; No Agency. Neither Party shall have any responsibility for the hiring, firing or compensation of the other Party’s employees or for any employee benefits. No employee or representative of a Party, including the Sales Representatives of either Party, shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s written approval. Each Party is acting on its own behalf and has obtained its own legal, tax, and investment advice regarding the execution of this Agreement and the rights and obligations arising herein. The Parties shall not maintain joint bank accounts and shall not commingle funds. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the Parties’ legal relationship under this Agreement shall be that of independent contractor.
II.39
Submission to Jurisdiction. Each Party (i) submits to the jurisdiction of the state and federal courts sitting in New York, with respect to actions or proceedings arising out of or relating to this Agreement in which a Party brings an action in aid of arbitration, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, other than an action or proceeding seeking injunctive relief or brought to enforce an arbitration ruling issued pursuant to Section 13.2. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 14.4. Nothing in this Section 14.9, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law.
II.40
Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by electronic transmission, including in .PDF format or by facsimile transmission, shall be deemed to be original signatures. Each Party agrees to execute this Agreement by way of an industry standard electronic signature, and agrees that the execution of this Agreement by such industry standard electronic signature shall have the same legal force and effect as the exchange of original signatures. Each Party hereby waives any right to raise in any proceeding arising under or relating to this Agreement any defense or waiver based upon the execution of this Agreement by means of such electronic signature or maintenance of the executed agreement electronically. Each party warrants and represents that the person who electronically signs or completes the electronic signature process for this Agreement on behalf of the Party has the legal capacity to bind the Party to this Agreement.
II.41
[*****].
(c)
[*****]

II.42
Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Either Party may use one or more of its Affiliates to perform its obligations and duties, or exercise its rights, hereunder, provided that such Party so notifies the other Party in writing and, further provided that such Party shall remain liable hereunder for the prompt payment and performance of all of its obligations hereunder.
I.21
Force Majeure. If and to the extent that either Party is prevented, delayed or materially hindered by a Force Majeure Event from performing any of its obligations under this Agreement and promptly so notifies the other Party, specifying the matters constituting the Force Majeure Event, then the Party so affected shall be relieved of liability to the other for failure to perform or for delay in performing such obligations (as the case may be), but shall nevertheless use Commercially Reasonable Efforts to resume full performance thereof. The affected Party shall undertake Commercially Reasonable Efforts necessary to cure or to mitigate the effects of such Force Majeure Event.
I.22
Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary to carry out more effectively the provisions and purposes of this Agreement, or to better assure and confirm unto such other Party its rights and remedies under this Agreement, in each case as reasonably requested by the other Party.
I.23
Construction. The Section headings used herein are for reference and convenience only, and will not enter into the interpretation of this Agreement. References to Sections include subsections, which are part of the related Section. Except as otherwise explicitly specified to the contrary, (i) references to a Section, Article, Exhibit or Exhibit means a Section or Article of, or Exhibit to this Agreement and all subsections thereof, unless another agreement is specified; (ii) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulations then in effect, in each case, including the then-current amendments thereto; (iii) words in the singular or plural form include the plural and singular form, respectively; (iv) unless the context requires a different interpretation, the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (v) terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; (vi) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified; (vii) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; (ix) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Schedules and Exhibits) in its entirety and not to any particular provision hereof, (x) neither Party or its Affiliates shall be deemed to be acting “on behalf of” the other Party hereunder, except to the extent expressly otherwise provided, (xi) the word “will” will be construed to have the same meaning and effect as the word “shall,” (xii) the word “notice” means notice in writing (whether or not specifically stated), (xiii) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent,” or “approve” or the like will require that such agreement, consent or approval be specific and in writing (including via meeting minutes with respect to any committee that have been circulated to and approved by both Parties).

[Remainder of this page intentionally blank.]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative as of the Effective Date.

TAIHO ONCOLOGY, INC.

By: /s/ Tim Whitten

Name: Tim Whitten

Title: President and Chief Executive Officer

[Signature Page to Co-Development Agreement]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative as of the Effective Date.

CULLINAN ONCOLOGY, INC.

By: /s/ Nadim Ahmed

Title: President

[Signature Page to Co-Development Agreement]